Exhibit 99.1
CONSULTING AGREEMENT AND RESIGNATION
     This Consulting Agreement (the “Agreement”) is made and entered into as of November 17, 2006 (the “Effective Date”) by and between HCC Insurance Holdings, Inc. (“HCC” or the “Company”) and Stephen L. Way (“Executive”).
RECITALS
     The Executive is the Chief Executive Officer and Chairman of the Board of Directors of the Company. The Executive and the Company are parties to the following agreements:
a.	Amended and Restated Employment Agreement, dated as of November 10, 2004 (the “Amended Employment Agreement”), amending and restating January 1, 2003 Employment Agreement, as supplemented by Employment Agreement addendum dated as of December 31, 2003 (including any and all consulting agreement provisions or contingencies contained in the Amended Employment Agreement);[1]

b.	Indemnification Agreement, dated as of December 14, 1995 (the “Indemnification Agreement”), which the parties agree to be a valid, binding and enforceable agreement between them and the provisions of which are not waived, modified or otherwise impaired by this Agreement in any respect;[2]

c.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1995 Flexible Incentive Plan (the “6/20/95 Grant”);

d.	5/2 Stock Split Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1995 Flexible Incentive Plan (the “12/13/95 Grant”);

e.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1995 Flexible Incentive Plan (the “4/30/96 Grant”);

f.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “1997 Grant”);

g.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1995 Flexible Incentive Plan (the “1/2/97 Grant”);

h.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “1/7/98 Grant”);

i.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “Second 1/7/98 Grant”);

[1]	The Amended Employment Agreement is attached as Exhibit A.

[2]	The Indemnification Agreement is attached as Exhibit B.

j.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “12/31/98 Grant”);

k.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “2/12/99 Grant”);

l.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1995 Flexible Incentive Plan (the “First 1/5/00 Grant”);

m.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “Second 1/5/00 Grant”);

n.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 1997 Flexible Incentive Plan (the “Third 1/5/00 Grant”);

o.	Incentive Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the “First 7/22/02 Grant”);

p.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan (the “Second 7/22/02 Grant”); and

q.	Non-Qualified Stock Option Agreement Under the HCC Insurance Holdings, Inc. 2004 Flexible Incentive Plan (the “7/22/05 Grant” and, together with the 6/20/95 Grant, the 12/13/95 Grant, the 4/30/96 Grant, the 1997 Grant, the 1/2/97 Grant, the 1/7/98 Grant, the Second 1/7/98 Grant, the 12/31/98 Grant, the 2/12/99 Grant, the First 1/5/00 Grant, the Second 1/5/00 Grant, the Third 1/5/00 Grant, the First 7/22/02 Grant and the Second 7/22/02 Grant, the “1995-2005 Grants”).

r.	Under the Stock Option Agreements listed above in Agreement Recital paragraphs c.-q., the Company has granted options to purchase shares of the Company’s common stock (“Common Stock”) in favor of Executive. Each of the “1995-2005 Grants” and a description of the options that Executive has exercised thereunder, what rights to purchase shares pursuant to fully vested options exist, and what options have not yet vested, are described in the attached Exhibit C to the Agreement. Exhibit C is incorporated in this Agreement by reference.
     The parties agree that Executive’s employment as CEO with the Company is terminated as of the Effective Date and Company desires to avail itself of the experience, sources of information, advice and assistance available to or possessed by Executive and to, in turn, have Executive undertake certain consultant duties fully described below in this Agreement and to continue to serve as the Chairman of the Board of the Company’s Board of Directors. Notwithstanding the provisions of the Amended and Restated Employment Agreement, Executive shall not be entitled to any salary, other form of compensation perquisites or other benefits after the Effective Date except as specifically provided for herein.
     The Executive desires to enter into this Agreement to provide additional services as an independent contractor consultant, subject to the terms and conditions of this Agreement. In addition, Executive shall continue to serve as Chairman of the Board of the Company’s Board of Directors.

     The parties agree that the Agreement recitals are true and accurate, and that Executive does not occupy any offices or have rights to acquire, directly or indirectly, any Common Stock or options to purchase Common Stock of HCC, except as set forth in the Agreement Recitals and as modified by this Agreement.
AGREEMENT TERMS—
TERMINATION OF CEO POSITION AND RELEASE
     Therefore, in consideration of the promises and mutual agreements set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged by all parties, the Company and Executive agree as follows:
     1. Termination of Other Agreements. As of the Effective Date of this Agreement, the Amended Employment Agreement between Executive and the Company listed in Agreement Recital paragraph a. is cancelled and terminated and will be of no further force or effect. The Indemnity Agreement listed in Agreement Recital paragraph b. shall remain a binding and enforceable agreement between the parties. Therefore, Executive agrees and acknowledges that except as specifically provided herein, any rights he may have to any payments, benefits, or other perquisites of any kind whatsoever under the terminated agreements listed in Agreement Recital paragraph a. including, without limitation, compensation, bonus payments, salary, stock options, stock option gains, use of or ownership interest in company automobiles, use of or ownership interest in company airplanes, country club memberships, disability insurance, life insurance, health, dental or vision insurance, or any other insurance benefits, vacation and sick pay, and travel, First Class airfare, and car allowances, are extinguished by this Agreement and Executive’s right to any claim or cause of action whatsoever to reimbursement, payments, benefits, or other perquisites under these terminated agreements are released and forever waived. Notwithstanding the foregoing, Executive shall be entitled promptly to payment of (a) all accrued compensation through the Effective Date (excluding any discretionary bonus payment that might have been accrued on the books of the Company) and (b) all un-reimbursed expenses incurred through the Effective Date.
     2. Vesting of Stock Options, Effect on Grants and Right of Offset. The parties agree that Executive will have no right to accelerated vesting of options to purchase Common Stock (or other securities) that have not yet fully vested, as described in the Grants listed in Exhibit C attached to this Agreement. As of the Effective Date, Executive agrees that he forfeits all rights to, and interest in, any unvested stock options and such options shall be canceled and terminated on the Effective Date. Concerning the right to purchase shares that have fully vested, but have not been exercised, Executive understands and agrees that all vested options not exercised within thirty (30) days of the Effective Date shall be forfeited and shall be canceled and terminated. Based on the Company’s determination of the accurate grant date, Executive understands and acknowledges that the actual exercise price may differ from the exercise price set forth in his stock option or other agreements. Executive agrees that the Company’s determination of the actual grant date and resulting exercise price for the 1995-2005 Grants shall be the price used to determine any gains or profits from Executive’s exercise of vested options thereunder, and that his exercise price will be determined after taking into account the Company’s determination of the actual grant date and resulting exercise price. The Executive further acknowledges and agrees that the Company shall be entitled to offset any amounts owed to him by the Company under this Agreement or otherwise against the amount of any gains, profits or other amounts which Executive may be entitled to based on any difference in stock option grant dates or exercise prices, as determined by the Company in its sole discretion, arising from stock options issued under the 1995-2005 Grants.
     3. Resignation as CEO. The Executive hereby resigns all positions as an officer and employee of the Company, including his CEO position, effective as of the Effective Date. Likewise, Executive hereby resigns all positions as an employee, director, representative or agent of all Company subsidiaries, whether direct or indirect, and Company affiliates effective as of the Effective Date. The Executive will remain and does not resign his position as a Director on the Company’s Board of Directors (the “Board”).
     4. Reimbursement of Gain or Profit. Regarding options that Executive has already exercised under the 1995-2005 Grants at any time, Executive agrees to reimburse the Company for all gains or profit he received or obtained resulting from any difference between the exercise price at which Executive exercised any option and the exercise price on the accurate grant date as determined by the Company with the concurrence of its independent auditors. After the Company determines, with the concurrence of its independent auditors, the accurate grant date, and, therefore, the accurate stock option exercise price and the amount of such gain or profit from the exercise of his options, under the 1995-2005 Grants, the Company shall provide to Executive a written notice of such determinations (together with any additional information regarding such determinations as Executive reasonably requests) and Executive will make a lump sum payment to the Company for the amount of any such gain or profit (less any offset by the Company pursuant to the last sentence of paragraph 2) to the Company within thirty (30) days after receiving such written notice and information (if any).
     5. HCC Releasees. The “HCC Releasees” are defined as HCC Insurance Holdings, Inc., each of HCC’s subsidiaries whether wholly owned or not and whether direct or indirect and each of HCC and its subsidiaries predecessors, successors, parents, joint ventures, holding companies, subsidiaries, divisions, affiliates, assigns, partnerships, agents, directors, officers, employees, consultants, committees, employee benefit committees, fiduciaries, representatives, attorneys, and all persons and entities acting by, through, under or in concert or in any such capacity with any of them. Under this Agreement, Executive is excluded from the definition of “HCC Releasee”.
     6. Global Release of Claims. Executive, on behalf of himself, his heirs, executors, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges the HCC Releasees from any and all claims, demands, actions, causes of action, costs, fees, attorneys’ fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Executive has, had, or may have against any of the HCC Releasees including, without limitation, the agreements he executed with HCC as referenced in Agreement Recital paragraphs (a)-(t), and his acts or omissions that resulted in Executive’s separation from employment with HCC, from the beginning of time and up to and including the date of execution of this Agreement. This Agreement includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation (including, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the 1964 Civil Rights

Act, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Financial Institutions Reform, Recovery and Enforcement Act (or any other employment-related banking statute or regulation), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Texas Commission on Human Rights Act, any federal, state, local or municipal whistleblower protection or anti-retaliation statute or ordinance, or any other federal, state, local, or municipal laws of any jurisdiction), claims arising under the Employee Retirement Income Security Act, or any other statutory or common law claims related to Executive’s employment or separation from employment with HCC, the agreements he executed with HCC as referenced in Recital paragraphs (a)-(t), and his acts or omissions that resulted in Executive’s separation from employment with HCC. Notwithstanding the foregoing, the provisions of this paragraph 6 shall not apply to the Indemnification Agreement, the HCC Nonqualified Deferred Compensation Plan for Stephen L. Way dated December 31, 2003 (the “2003 Plan”), or the Houston Casualty Company Nonqualified Deferred Compensation Plan for Way dated December 18, 1995 or this Agreement.
     7. No Admission of Liability/Confidentiality of Release. Executive understands and agrees that this Agreement shall not in any way be construed as an admission by the HCC Releasees of any unlawful or wrongful acts whatsoever against Executive or any other person, and the HCC Releasees specifically disclaim any liability to or wrongful acts against Executive or any other person. Similarly, the Company acknowledges and agrees that this Agreement shall not in any way be construed as an admission by Executive of any unlawful or wrongful act by Executive and Executive specifically disclaims any liability to or wrongful acts against the Company or any other person. Executive agrees to keep this Agreement and any of its terms completely confidential; however, Executive may disclose the terms of this Agreement to his attorneys, accountant, spouse, or as otherwise required by law. Accordingly, nothing in this Paragraph 7 is intended to preclude Executive or HCC from disclosing information in response to a subpoena issued by a court of law or a government agency having jurisdiction or power to compel the disclosure or as otherwise may be required by law. Executive, however, agrees, as required by Agreement paragraph 10, to provide HCC prompt written notice before responding to any subpoena. Further, Executive acknowledges and agrees that nothing in this Agreement prevents HCC from disclosing the terms of this Agreement and filing a copy of this Agreement (i) in response to a subpoena issued by a court of law or a government agency having jurisdiction or power to compel the disclosure, (ii) in response to a request by a governmental law enforcement agency or federal or state agency giving jurisdiction over the acts or activities of HCC or any of its subsidiaries, or (iii) as HCC believes is reasonably required by applicable federal or state law, including without limitation, the provisions, rules or regulations of the Securities Exchange Act of 1934 , as amended.
     8. No Re-Employment. The Executive agrees that he relinquishes any right to re-employment with the Company. The Executive acknowledges that if he re-applies for or seeks employment with the Company, the Company’s refusal to hire him based on this provision will provide a complete defense to any claims arising from his attempt to apply for employment.
     9. Non-Disparagement. Executive agrees, for a period of two (2) years after the Effective Date, not to, directly or indirectly, disclose, communicate, or publish any intentionally disparaging, negative, harmful, or disapproving information, written communications, oral communications, electronic or magnetic communications, writings, oral or written statements, comments, opinions, facts, or remarks, of any kind or nature whatsoever (collectively, “Disparaging Information”), concerning or related to any of the HCC Releasees. Executive understands and acknowledges that this non-disparagement clause prevents him from disclosing, communicating, or publishing, directly or indirectly, any Disparaging Information concerning or related to the HCC Releasees including, without limitation, information regarding the HCC Releasees businesses, customers or clients, proprietary or technical information, documents, operations, inventions, trade secrets, product ideas, technical information, know-how, processes, plans (including, without limitation, marketing plans and strategies), specifications, designs, methods of operation, techniques, technology, formulas, software, improvements, internal or external audits, internal controls, or any financial, marketing or accounting information of any nature whatsoever. Further, Executive acknowledges that in executing this Agreement, he has knowingly, voluntarily, and intelligently waived any free speech, free association, free press or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under the Texas Constitution or any other state constitution which may be deemed to apply) rights to disclose, communicate, or publish Disparaging Information concerning or related to the HCC Releasees. Executive also understands and agrees that he has had a reasonable period of time to consider this non-disparagement clause, to review the non-disparagement clause with his attorney, and to consent to this clause and its terms knowingly and voluntarily. Executive further acknowledges that this non-disparagement clause is a material term of this Agreement. If Executive breaches this Agreement paragraph 9, HCC will not be limited to a damages remedy, but may seek all other equitable and legal relief including, without limitation, a temporary restraining order, temporary injunctive relief, a permanent injunction, and its attorneys’ fees and costs, against him and any other persons, individuals, corporations, businesses, groups, partnerships or other entities acting by, through, under, or in concert with him. Nothing in this Agreement shall, however, be deemed to prevent Executive from testifying fully and truthfully in response to a subpoena from any court or from responding to investigative inquiry from any governmental agency.
     10. Cooperation. After his separation from employment from HCC, Executive agrees to cooperate with HCC in connection with the defense or prosecution of any claims, causes of action, investigations, hearings, proceedings, arbitrations or other tribunals now in existence or which may be brought in the future against or on behalf of HCC that relate to events or occurrences that transpired while he was employed with HCC. Executive’s cooperation in connection with this paragraph 10 shall include, without limitation, making himself reasonably available to meet with counsel to prepare for discovery or trial, to act as a witness on behalf of HCC at convenient times, and to provide true and accurate testimony regarding any such matters. If Executive is subpoenaed or contacted to cooperate in any manner by a non-governmental party concerning any matter related to HCC, he shall immediately notify HCC, through the notice procedures identified in this Agreement before responding or cooperating. The Executive shall be entitled to reimbursement of all expenses incurred in conjunction with his cooperation pursuant to this paragraph 10, including reasonable attorneys fees approved in writing by the Company prior to their incurrence and expenses.
     11. Confidentiality of Company Information. The Executive shall continue to abide by HCC’s confidentiality policies, including those imposed on him by virtue of his consulting relationship with the Company. The Executive will not at any time disclose to anyone, including, without limitation, any person, firm, corporation, or other entity, or publish, or use for any purpose, any Confidential Information, except as HCC directs and authorizes, or pursuant and subject to his obligations as a Director of HCC. The Executive shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the “Confidential Information” and agrees to immediately notify HCC in the event of any unauthorized use or disclosure of the Confidential Information. Confidential Information includes, without limitation, all of HCC’s technical and business information, which is of a confidential, trade secret or proprietary character; lists of customers; identity of customers; identity of prospective customers; contract terms; bidding information and strategies; pricing methods or information; photographs; internal policies, procedures, communications and reports; computer software; computer software methods and documentation; graphic designs; hardware; HCC’s methods of operation; the procedures, forms and techniques used in servicing accounts; and other information or documents that HCC requires to be maintained in confidence for HCC’s continued business success or any other information defined as “Confidential Information” in the Amended Employment Agreement. Confidential Information does not include any information that is readily available to the public or, upon reasonable investigation, is readily ascertainable in the public domain.
     12. Agreement to Return Company Property/Documents. Executive understands and agrees that his last day of active work at any HCC office or on any HCC owned or leased property was on the Effective Date. The Executive will not take with him, copy, alter, destroy, or delete any files, documents, electronically stored information, or other materials whether or not embodying or recording any Confidential Information, including copies, without obtaining in advance the written consent of an authorized HCC representative. The Executive will promptly return to HCC all Confidential Information, documents, files, electronically stored information, records and tapes (written or electronically stored) regarding HCC that are in his possession or control, and he will not use or disclose such materials in any way or in any format, including written information in any form, information stored by electronic means, and any and all copies of these materials. Upon or before the execution of this Agreement, Executive will return to HCC all HCC property, including, without limitation, company automobiles, keys, equipment, computer(s) and computer equipment, devices, cellular phones, other telephonic equipment, HCC credit cards, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by HCC or himself on behalf of HCC. If Executive so elects, Executive may alternatively notify HCC that he elects to purchase any such HCC property in his possession, and HCC will sell such HCC property to Executive at its fair market value as determined by HCC. The Company shall assign to Executive any term life insurance policies on Executive’s life owned by the Company upon payment by Executive of any paid premium therefor.
     13. Knowing and Voluntary Agreement. The Executive understands it is his choice whether or not to enter into this Agreement and that his decision to do so is voluntary and is made knowingly. The Executive acknowledges that he has been advised by HCC to seek legal counsel to review this Agreement.
     14. Time to Consider Agreement. The Executive acknowledges that he has been advised in writing by the Company that he should consult an attorney before executing this Agreement, and he further acknowledges that he has been given a period of twenty-one (21) calendar days within which to review and consider the Agreement provisions. The Executive understands that if he does not sign this Agreement before the twenty-one (21) calendar day period expires, this Agreement will be withdrawn automatically.

     15. Revocation Period. The Executive understands and acknowledges that he has seven (7) calendar days following the execution of this Agreement to revoke his acceptance of this Agreement. This Agreement will not become effective or enforceable, and the first consulting payment referenced in paragraph 20 of this Agreement will not become due, until after this revocation period has expired without Executive’s revocation. If Executive does not revoke this Agreement within the revocation period, the Company will comply with paragraphs 20 and 21 of this Agreement concerning his consultant pay and benefits.
AGREEMENT TERMS—
CHAIRMAN OF THE BOARD OF DIRECTORS
     16. Effect of this Agreement on Directorship. This Agreement has no effect on Executive’s position as Chairman of the Board of the Company’s Board of Directors. The Executive, however, acknowledges and agrees that nothing in his continued service as a Director shall affect his obligations to the Company and the HCC Releasees under this Agreement. If Executive, in his continued service as Chairman of the Board, cannot comply with his obligations under this Agreement for whatever reason, Executive agrees to immediately resign from his position as Chairman of the Board and fully comply with all terms and obligations of this Agreement. Nothing in this Agreement or otherwise shall require the Company to nominate Executive to the Board at any future time nor require the Company to retain Executive as a Director or Chairman of the Board of Directors for any length of time.
     17. Right to Customary Director Benefits. The Executive, in his continued service as the Chairman of the Board, shall be entitled to the payments customarily provided to Directors of the Company.
AGREEMENT TERMS—CONSULTANT
     18. Description of Services. Subject to the terms of this Agreement, the Company retains Executive to serve as a consultant, and Executive agrees to serve as a consultant and advisor to the Company and its subsidiaries and affiliates for the purpose of (i) if requested by the Board or the CEO advising and assisting the Company on all aspects of Company operations; and (ii) providing other advice to the Company and offering assistance (consistent with the resources of Executive) on other matters as reasonably requested by the Company’s CEO (everything in (i) and (ii) collectively, the “Consultant Services”). The Company is entering into this Agreement in reliance on the special and unique abilities of Executive in rendering the Consultant Services and Executive will use his reasonable efforts, skills, judgment, and abilities in rendering the Consultant Services. The hours required by Executive to accomplish the Consultant Services will be based on the Company’s need for his work, but shall be a minimum of approximately 500 hours per year and a maximum of approximately 900 hours per year. The Executive will report directly to the HCC CEO, and will not be provided any office space on Company premises.
     19. Nature of Relationship Between Parties. The Executive shall render the Consultant Services in this Agreement as an independent contractor. Except as otherwise agreed to by the Company, Executive will have no authority or power to bind the Company in relation to third parties or to represent to third parties that Executive has authority or power to bind the Company. It is not the intention of the parties to this Agreement to create, by virtue of this

Agreement, any employment relationship, trust, partnership or joint venture between Executive and the Company or any of its affiliates or, except as specifically provided in this Agreement, to make them legal representatives or agents of each other or to create any fiduciary relationship or additional contractual relationship among them.
     20. Consideration. During the Term (as defined in Paragraph 28) of this Agreement, in consideration of the Consultant Services, the Company shall pay Executive $30,000 per month in advance. (“Consultant Consideration”). The Company will pay the Consultant Consideration without withholdings or deductions for taxes, and Executive shall be responsible for all required tax payments owed on the Consultant Consideration. The Company will issue Executive an IRS Form 1099 at the end of each year during which it pays Executive the Consultant Consideration.
     21. Benefits/Expenses. The Company shall continue Executive’s medical benefit provided for in Section 3(f)(2) of the Amended Employment Agreement, for a period of twenty (20) years and such provision shall be deemed incorporated herein; provided, however, that the Company will provide this benefit on an after tax basis; and provided, further, that Executive shall pay any taxes due, including without limitation, taxes and penalties pursuant to Section 409A of the Internal Revenue Code, as a result of being provided with such benefit. The Executive shall receive no other benefits or perquisites. The Executive shall be entitled to reimbursement of all reasonable and documented costs and expenses incurred by Executive in performing the Consultant Services; provided, however that any cost or expenses in excess of $1,500 or $5,000 in the aggregate in any one calendar year shall require the prior written consent of the CEO of HCC.
     22. Payments. The Consultant Consideration and benefits set forth in paragraphs 20 and 21 hereof shall be Executive’s sole compensation for performing the Consultant Services.
     23. Limitations on the Company’s Liability. By entering into this Agreement and receiving the Consultant Services provided by Executive under this Agreement, but subject to the terms of this Agreement, the Company shall not be liable for any damages, cost or claims of any kind caused by the dishonesty, gross negligence or willful misconduct of Executive in the performance of the Consultant Services or Executive’s breach of this Agreement.
     24. Executive’s Standard of Care. Subject to the other provisions of this Agreement, Executive shall provide his services under this Agreement with the same degree of care, skill and prudence that would be customarily exercised for what he reasonably believes to be in the best interest of the Company.
     25. Confidentiality. The Executive acknowledges and agrees that all Confidential Information (defined in paragraph 11 of this Agreement) about the Company that was previously provided in the course of employment with the Company and Confidential Information that will be provided to him in the course of the Term of this Agreement are and will continue to be the exclusive property of the Company. The Executive agrees to keep all Confidential Information in strict confidence, not disclosing any Confidential Information to any third person except (i) as consented to in writing by the CEO of the Company, (ii) as required by law or judicial or regulatory process; or (iii) pursuant and subject to his obligations as a Director of HCC; provided, however, that Executive shall not be obligated to keep in confidence any information which has become generally available to the public without any breach by Executive of this paragraph 25. If requested by the Company, Executive will obtain from any third party to whom he discloses any Confidential Information the written agreement (in form and substance satisfactory to the Company in its sole discretion) of such third party to keep such information confidential. The Executive agrees to continue to abide by HCC policies regarding confidentiality and paragraph 11 of this Agreement.
     26. Protective Covenants. The Company agrees to provide Executive with Confidential Information, which Executive has not had access to or knowledge of before the execution of this Agreement. The Executive agrees that to protect the Company’s Confidential Information, it is necessary to enter into the following restrictive covenants, which are ancillary to the enforceable promises between the Company and Executive in paragraph 26 of this Agreement:
     (i) Non-Solicitation. The Executive agrees that during (A) the Term of the Agreement and (B) for a one-year period following the Term of the Agreement (the “Post-Consulting Period” and, together with the Term, the “Restricted Period”) will not, directly or indirectly, either individually or as a principal, partner, agent, consultant, contractor, employee, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, except on behalf of the Company, solicit business, or attempt to solicit business, in products or services competitive with products or services sold by the Company, from any customer or client, or prospective customer or client, with whom Executive had contact or solicited during the (24) months that immediately proceeded the execution of this Agreement or during the Term of the Agreement.
     (ii) Non-Competition. The Executive also agrees that during the Restricted Period, Executive will not within any of the markets in which the Company performs services or has formulated a plan to sell its services, without the prior written consent of the Company, engage in or contribute his knowledge to any employment, work, business, or endeavor which is competitive with a product, process, service, or development of the Company or with respect to which Executive had access to the Company’s Confidential Information, provided, however, that nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded. During the Post-Consulting Period of the Restricted Period, the Executive may request in writing exceptions to this restriction which shall be deemed approved by the Company if the Company has not provided written disapproval within forty-five (45) days of its receipt of such request.
     (iii) Non-Recruitment. The Executive also agrees that during the Restricted Period, he will not, directly or indirectly, hire, solicit, induce, recruit, engage, go into business with, encourage to leave their employment or contractor relationship with the Company, or otherwise cease their employment or contractor relationship with the Company, or otherwise contract for services with, any employee or contractor of the Company.
     (iv) Nature of the Restrictions. The Executive agrees that the time, geographical area, and scope of restrained activities for the restrictions in paragraph 28 of this Agreement are reasonable, especially in light of the Company’s desire to protect its Confidential Information. If a court concludes that any time period, geographical area, or scope of restrained activities specified in paragraph 28 of this Agreement is unenforceable, the court is vested with the authority to reduce the time period, geographical area, and/or scope of restrained activities, so that the restrictions may be enforced to the fullest extent permitted by law. Additionally, if Executive violates any of the restrictions contained in this paragraph 26, the Restricted Period shall be suspended and will not run in favor of the Executive from the time of the commencement of any such violation until the time when the Executive cures the violation to the Company’s satisfaction.
     27. Agreement to Return Company Property/Documents. Following the termination of Executive’s consulting arrangement for any reason, Executive agrees that: (i) he will not take with him, copy, alter, destroy, or delete any files, documents or other materials whether or not embodying or recording any Confidential Information, including copies, without obtaining in advance the written consent of an authorized Company representative; and (ii) he will promptly return to the Company all Confidential Information, documents, files, records and tapes (written or electronically stored) that have been in his possession or control regarding the Company, and he will not use or disclose such materials in any way or in any format, including written information in any form, information stored by electronic means, and any and all copies of these materials. He further agrees to return to the Company immediately all Company property, including, without limitation, keys, equipment, computer(s) and computer equipment, devices, Company cellular phones, other Company telephonic equipment, Company credit cards, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by the Company or himself on behalf of the Company. If Executive so elects, Executive may alternatively notify HCC that he elects to purchase any such HCC property in his possession and HCC will sell such HCC property to Executive at its fair market value as determined by HCC.
     28. Term. Unless earlier terminated by (i) the termination of this Agreement under Paragraph 29 for Cause or Good Reason, (ii) the dissolution, winding-up or termination of the Company or (iii) the commencement by any regulatory agency or governmental authority including, without limitation, the Securities and Exchange Commission, of an enforcement or similar type of proceeding against Executive, this Agreement shall be effective for a period commencing on the Effective Date and expiring on the calendar year anniversary of the Effective Date (the “Term”). This Agreement shall be automatically renewed for successive one (1) year terms after the Term (any such renewal is included within the definition of “Term”) unless terminated by either party upon written notice given at least sixty (60) days before the end of the Term or renewed Term or otherwise terminated under this paragraph 28 or paragraph 29 during any renewed Term.
     29. Termination. This Agreement may be terminated by the Company at any time for Cause. “Cause” means (i) a material breach or violation of this Agreement by Executive, unless cured to the Company’s satisfaction within ten (10) business days following written notice given to Executive by the Company; (ii) the failure or refusal of Executive to perform timely and fully the Consultant Services or to comply fully with his obligations under this Agreement, unless such default is cured to the Company’s satisfaction within ten (10) business days following written notice given to Executive by the Company; (iii) conviction of or a plea of nolo contendere or similar plea by Executive of a crime involving theft, dishonesty or moral turpitude, or the entry of a court order or administrative decree or order against the Executive, agreed or otherwise, involving allegations of criminal or civil fraud; or (iv) Executive’s breach of the non-competition covenants in paragraph 26 of this Agreement. “Good Reason” means a material breach or violation of this Agreement by HCC, unless cured to Executive’s satisfaction within ten (10) business days following written notice given to the Company by Executive. If this

Agreement is terminated for Cause, the Company’s obligation to pay Consultant Consideration not earned, as of the date of the event giving rise to the Cause termination, shall end immediately. Moreover, Executive agrees to forfeit the right to any unpaid Consultant Consideration owed by the Company at the time of his termination for Cause. If this Agreement is terminated by the Company without Cause, or if Executive terminates this Agreement for Good Reason, then the Company shall promptly pay Executive the balance of the Consultant Consideration for the then current Term.
     30. Survival. The provisions set forth in paragraphs 9, 10, 11, 12, 21, 25, 26 and 27 shall survive termination or expiration of this Agreement for any reason. In addition, all provisions of this Agreement which expressly continue to operate after the termination of this Agreement shall survive termination or expiration of this Agreement in accordance with the terms of such provisions.
AGREEMENT TERMS—MISCELLANEOUS AND ENFORCEMENT
     31. Miscellaneous Provisions and Enforcement.
     (i) Notices. Any notice or other communication required, permitted or desired to be given under this Agreement shall be deemed delivered when personally delivered; the business day, if delivered by overnight courier; the same day, if transmitted by facsimile on a business day before noon, Central Standard Time; the next business day, if otherwise transmitted by facsimile; and the third business day after mailing, if mailed by prepaid certified mail, return receipt requested, as addressed or transmitted as follows (as applicable):
If to Executive:
Stephen L. Way
120 Carnarvon
Houston, TX 77024
Fax: (713) 956-1200
With a copy (which shall not constitute notice) to:
John K. Villa
Williams & Connolly, LLP
725 12th Street, NW
Washington, DC 20005
Fax: (202) 434-5029
If to the Company:
HCC Insurance Holdings, Inc
13403 Northwest Freeway
Houston, Texas 77040
Attn: President
Fax: (713) 744-9688

With a copy (which shall not constitute notice) to:
Arthur S. Berner
Haynes and Boone, LLP
1221 McKinney, Suite 2100
Houston, Texas 77010
Fax: (713) 236-5652
     (ii) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF. THE EXCLUSIVE VENUE FOR ALL SUITS AND PROCEEDINGS ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE IN A COURT OF COMPETENT JURISDICTION IN HOUSTON, TEXAS.
     (iii) Limitations on Assignment. Except as provided in this Agreement, Executive may not assign this Agreement or any of the rights or obligations set forth in this Agreement without the explicit written consent of HCC. Any attempted assignment by Executive in violation of this paragraph 31(iii) shall be void. Except as provided in this Agreement, nothing in this Agreement entitles any person, other than the parties to the Agreement, to any claim, cause of action, remedy, or right of any kind, including, without limitation, the right of continued employment.
     (iv) Waiver. A party’s waiver of any breach or violation of any Agreement provisions shall not operate as, or be construed to be, a waiver of any later breach of the same or other Agreement provision.
     (v) Severability. If any provision or provisions of this Agreement are held to be invalid, illegal, or unenforceable for any reason whatsoever, (a) the validity, legality, and unenforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Agreement paragraphs containing any provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable), will not in any way be affected or impaired thereby, and (b) the provision or provisions held to be invalid, illegal, or unenforceable will be limited or modified in its or their application to the minimum extent necessary to avoid the invalidity, illegality, or unenforceability, and, as so limited or modified, the provision or provisions and the balance of this Agreement will be enforceable in accordance with their terms.
     (vi) Headings. The Agreement headings are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
     (vii) Counterparts. This Agreement and amendments to it will be in writing and may be executed in counterparts and by facsimile. Each counterpart will be deemed an original, but both counterparts together will constitute one and the same instrument.
     (viii) Entire Agreement, Amendment, Binding Effect. This Agreement constitutes the entire agreement between the parties concerning the subject matter in this Agreement. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. The Executive acknowledges and represents that in executing this Agreement, he did not rely, and has not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by HCC or any HCC Releasee, except as expressly contained in this Agreement. Any amendment to this Agreement must be signed by all parties to this Agreement. This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns (if any). This Agreement supersedes (a) any prior agreements between Executive and HCC concerning the subject matter of this Agreement, and (b) all other agreements between Executive and HCC, as explained in Agreement paragraph 1, unless specifically modified by this Agreement. Unless otherwise specified in this Agreement, HCC and Executive agree that to the extent the terms of this Agreement conflict with any terms of the Amended Employment Agreement, the terms of this Agreement shall supersede and govern the terms of the Amended Employment Agreement.
     (ix) Arbitration. If any dispute arises out of or is related to this Agreement or Executive’s employment or separation from employment with HCC for any reason, and the parties to this Agreement cannot resolve the dispute, the dispute shall be submitted to final and binding arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes (“Rules”). If the parties cannot agree to an arbitrator, an arbitrator will be selected through the AAA’s standard procedures and Rules. HCC and Executive shall share the costs of arbitration, unless the arbitrator rules otherwise, with the parties agreeing that if Executive challenges this arbitration provision based on the allocation of costs between the parties, then the arbitrator shall decide the proper allocation of costs. HCC and Executive agree that the arbitration shall be held in Houston, Texas. Arbitration of the parties’ disputes is mandatory, and in lieu of all civil causes of action or lawsuits either party may have against the other arising out of the Agreement or Executive’s employment or separation from employment with HCC, with the exception that HCC alone may seek a temporary restraining order and temporary injunctive relief in a court to enforce the terms of this Agreement. Executive acknowledges that by agreeing to this provision, he knowingly and voluntarily waives any right he may have to a jury trial based on any claims he has, had, or may have against HCC, including any right to a jury trial under any local, municipal, state or federal law including, without limitation, claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Age Discrimination In Employment Act of 1967, the Older Workers Benefit Protection Act, the Texas Commission on Human Rights Act, claims of harassment, discrimination or wrongful termination, and any other statutory or common law claims.
     (x) Injunctive Relief. The Executive acknowledges and agrees that the covenants, obligations and agreements of the Executive contained in this Agreement concern special, unique and extraordinary matters and that a violation of any of the terms of these covenants, obligations or agreements will cause HCC irreparable injury for which adequate remedies at law are not available. Therefore, the Executive agrees that HCC alone will be entitled to an injunction, restraining order, or all other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any violation of the covenants, obligations or agreements referred to in this Agreement before submitting this matter to binding arbitration. These injunctive remedies are cumulative and in addition to any other rights and remedies HCC may have against the

Executive. HCC and the Executive irrevocably submit to the exclusive jurisdiction of the state courts and federal courts in the city of HCC’s headquarters (Houston, Texas) regarding the injunctive remedies set forth in this paragraph and the interpretation and enforcement of this paragraph 31 (x) solely insofar as the interpretation and enforcement relate to an application for injunctive relief in accordance with the Agreement provisions. Further, the parties irrevocably agree that (a) the sole and exclusive appropriate venue for any suit or proceeding relating to injunctive relief shall be in the courts listed in this paragraph (x), (b) all claims with respect to any application for injunctive relief shall be heard and determined exclusively in these courts, (c) these courts will have exclusive jurisdiction over the parties to this Agreement and over the subject matter of any dispute relating to an application for injunctive relief, and (d) each party waives all objections and defenses based on service of process, forum, venue, or personal or subject matter jurisdiction, as these defenses may relate to an application for injunctive relief in a suit or proceeding under the provisions of this paragraph (x).
     (xi) Standstill. The Executive agrees that for a period of twelve (12) months he will not sell more than 25% of his holdings in the Company’s Common Stock, without the consent of the Board.
     (xii) 409A Compliance. In light of the uncertainty surrounding the proper application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the parties hereto agree to cooperate to make mutually agreed upon amendments to this Agreement (including, without limitation, to the timing of any severance payments), that do not otherwise change the substance of the terms of this Agreement, to minimize or avoid the imposition of any penalties and additional taxes under Section 409A. Notwithstanding the foregoing, if the parties cannot agree to such amendments, the terms and conditions of the Agreement shall remain in full force and effect. Further, the Company shall amend the 2003 Plan such that distributions from such plan shall not be includable in Executive’s income under section 409A(a)(1) of the Code.
     As evidenced by my signature below, I certify that I have read the above Agreement and agree to its terms.

HCC Insurance Holdings, Inc.

/s/ Stephen L. Way	/s/ J. Robert Dickerson

Stephen L. Way	J. Robert Dickerson, Director

November 17, 2006	November 17, 2006

Exhibit A
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of the 10th day of November, 2004 (the “Effective Date”), between HCC INSURANCE HOLDINGS, INC. (“HCC” or “Company”) and STEPHEN L. WAY (“Executive”), sometimes collectively referred to herein as the “Parties.”
RECITALS:
     WHEREAS, Executive is to be employed as Chief Executive Officer (“CEO”) and Executive Chairman of the Board of HCC;
     WHEREAS, it is the desire of the Board of Directors of HCC (the “Board”) to (i) directly engage Executive as an officer of HCC and its subsidiaries; and (ii) directly engage, if elected, the services of Executive as a director of HCC and its subsidiaries;
     WHEREAS, Executive is desirous of committing himself to serve HCC on the terms herein provided;
     WHEREAS, this Agreement amends and restates that certain Employment Agreement dated effective as of January 1, 2003 as supplemented by that certain Employment Agreement Addendum 3(a)(2) entered into effective as of December 31, 2003; and
     WHEREAS, Executive and HCC have previously entered into an Employment Agreement effective as of January 1, 2000 which is deemed to be cancelled, terminated and of no further force or effect, as of January 1, 2003.
     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows:
     1. Termination of 2000 Contract and Term. Effective as of January 1, 2003, the 2000 Contract shall be cancelled, terminated and of no further force or effect. The Company hereby agrees to employ Executive as its Chief Executive Officer and Executive Chairman of the Board, and Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period commencing on the January 1,2003 and expiring as of 11:59 p.m. on December 31,2007 (unless sooner terminated or unless renewed as hereinafter set forth).
     Unless Executive or the Company has given written notice of termination at least 120 days before the end of any calendar year, at the end of each year of the term and any extension thereof, this Agreement shall be extended automatically and without any further action on the part of any party for an additional one year so that unless so terminated, Executive shall always have a five-year term remaining on this Agreement. As used herein the “Term” shall mean the initial five-year term and any subsequent renewal or renewals thereof. In addition, at Executive’s sole election, at any time during the Term, Executive shall have the right to terminate his position as CEO, but continue as Executive Chairman of the Board, provided, in such event the Term of this Agreement shall continue for a period of five (5) years from the date Executive no longer serves as CEO, with no right to further extensions.
     2. Duties.
          (a) Duties as Employee of the Company. Executive shall, subject to the supervision of the Board of Directors, have general management and control of HCC in the ordinary course of its business with all such powers with respect to such management and control as may be reasonably incident to such responsibilities. During normal business hours, Executive shall devote substantially all of his time and attention to diligently attending to the business of the Company. During the Term, and except as shall exist prior to the date of this Agreement, Executive shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person, firm, corporation, or organization, whether for compensation or otherwise, without the prior consent of the Board of Directors of HCC. However, Executive shall have the right to engage in such activities as may be appropriate in order to manage his personal investments so long as such activities do not interfere or conflict with the performance of his duties to the Company hereunder. The conduct of such activity shall not be deemed to materially interfere or conflict with Executive’s performance of his duties until Executive has been notified in writing thereof and given a reasonable period in which to cure same.
          (b) Other Duties. At all times during the Term, the Company shall use its best efforts to cause Executive to be elected a director and to serve as Executive Chairman of the Board of HCC. Any such failure to use its best efforts prior to a Change of Control shall be a material breach of this Agreement for purposes of Section (4)(a)(iv). Executive agrees to serve as a director and member of HCC and of any of its subsidiaries and in one or more executive offices of any of HCC’s subsidiaries, provided Executive is indemnified for serving in any and all such capacities in a manner acceptable to the Company and Executive. Executive agrees that while a full time employee he shall not be entitled to receive any compensation for serving as a director of HCC, or in any capacities of HCC’s subsidiaries other than the compensation to be paid to Executive by the Company pursuant to this Agreement. If Executive is not a full time employee, he shall be compensated as an outside director.
     3. Compensation and Related Matters.
          (a) Base Salary and Deferred Compensation
               (1) Executive shall receive a base salary (the “Base Salary”) paid by the Company at the annual rate of $800,000, during the period beginning on the Effective Date and for each year of the Term, payable not less frequently than in substantially equal monthly installments (or such other more frequent times as executives of HCC normally are paid).
               (2) In addition to the Base Salary, Executive shall receive deferred compensation (the “Deferred Compensation”) of $400,000 or such greater amount as is approved by the Compensation Committee in its discretion for each calendar year or portion thereof of the Term.

     Deferred Compensation under this Agreement shall be accrued under one or more of the Company’s deferred compensation plans as determined from time to time by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Notwithstanding anything herein to the contrary, such accruals of Deferred Compensation shall be subject to and shall be governed by the terms of the plan under which accrued (including, without limitation, plan terms regarding the crediting of income and the timing of distributions). Deferred Compensation accruals for a year shall be credited on December 31 of the year, unless an earlier date is specified by the Compensation Committee.
               (3) If Executive elects to terminate his position as CEO but remain as Executive Chairman of the Board, the Base Salary set forth in (i) above shall be reduced from $800,000 to $500,000 per annum (and all other terms of this Agreement shall continue to apply).
          (b) Bonus Payments. During the Term, Executive shall be entitled to receive, in addition to the Base Salary, an annual cash bonus payment in amounts to be determined at the sole discretion of the Compensation Committee.
          (c) Expenses. During the Term of this Agreement and the Consulting Period, defined hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board for the Company’s senior executive officers) in performing services hereunder, provided that Executive properly accounts therefor in accordance with Company policy. In addition, the Company shall reimburse Executive pursuant to the arrangement in effect as of the date of this Agreement for all use of the Executive’s aircraft during the Term and the Consulting Period.
          (d) Other Benefits. Executive shall be entitled to participate in or receive benefits under any compensation employee benefit plan or other arrangement made available by the Company now or in the future to its senior executive officers and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary or Defined Compensation payable to Executive pursuant to subsection (a) of this Section. The Company shall not make any changes in any employee benefit plans or other arrangements in effect on the date hereof or subsequently in effect in which Executive currently or in the future participates (including, without limitation, each pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock or unit ownership plan, stock or unit purchase plan, stock or unit option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health and accident plan, or any other similar plan or arrangement) that would adversely affect Executive’s rights or benefits thereunder, unless such change occurs pursuant to a program applicable to substantially all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to Executive as compared with any other executive of the Company.
          (e) Vacations. Executive shall be entitled to forty (40) paid vacation days per year during the Term, or such additional number as may be determined by the Board from time to time. There shall be indefinite carryovers of unused vacation from year to year. For purposes of this

Section, weekends shall not count as vacation days, and Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.
          (f) Perquisites.
               (1) Executive shall be entitled to receive the perquisites and fringe benefits applicable to a senior executive officer of HCC in accordance with any practice established by the Compensation Committee. Notwithstanding, and in addition to, any perquisites to which Executive is entitled pursuant to the preceding sentence, Executive shall: (i) have the use of two company vehicles similar to those Executive has been provided prior to the date of this Agreement and the Company shall pay all expenses related to Executive’s use of such automobiles, including gasoline, insurance, and maintenance. At the beginning of each calendar year of the Term and the Consulting Period, HCC shall replace the older vehicle (or if both are the same age—one of such vehicles) with a new vehicle: Executive shall receive ownership to both such vehicles upon termination of this Agreement; (ii) be allowed to travel with his spouse on business utilizing First Class passage under the Company’s corporate account, as Executive determines; (iii) receive reimbursement of annual country club dues for Executive’s membership in Lochinvar Country Club, Shadow Hawk Country. Club plus one additional country club to be determined by Executive. In addition, Executive shall have the right to change membership in any such club and to obtain membership to any other club (at Company’s sole cost) so long as Company is not required to hold membership in, or pay dues for, more than three (3) such country clubs at any one time. Following termination of this Agreement, Executive shall be bonused such ownership; (iv) receive all existing life insurance plus an additional term or life policy in an amount equal to $5,000,000. Upon-termination of Executive’s position as Executive Chairman., all such life insurance shall be converted to ordinary life insurance to be owned by Executive or Executive’s designee; (v) be entitled to utilize an office at the Company’s executive offices or, at Executive’s election, to be reimbursed for the utilization of an office at Executive’s home; (vi) be entitled to utilize the services of Company employees and contract employees at an aggregate annual wage cost, including bonuses of $600,000 (which shall be added to Executive’s taxable income) during the Term and the Consulting Period (applicable payroll taxes and the cost of employee fringe benefits, including medical and dental insurance, retirement plans including 401k plans and any stock based compensation expense, including stock options or restricted shares shall be in addition to the $600,000 wage limitation; (vii) have the right to utilize during the Term and the Consulting Period at no cost to Executive, the use of the Company’s airplanes or to be reimbursed for the use of the Executive’s aircraft (subject to being taxed on the basis of the appropriate IRS regulations for transportation for personal use) and the pilots and engineers employed by the Company pursuant to the contractual arrangement in existence as of the Effective Date hereof; (viii) be entitled to be reimbursed for all methods of communications used by Executive (including, without limitation, the installation cost and use of software, telephone, facsimile machines, etc., other similar equipment, and all upgrades thereof) in Executive’s house, aircraft and boat which shall continue through the Term and the Consulting Period and (ix) be entitled to incidental miscellaneous expenditures not to exceed $10,000 per year for postage, delivery, stationery and other personal items at the Executive’s discretion.
               (2) In addition to all other benefits provided for in this Agreement, Executive shall be entitled to receive medical insurance as currently provided under the Company’s group program, as such may be changed from time to time in the future, and Executive shall be entitled to continue to be covered by such group program, or, if not permitted under the terms of the group program, then the Company shall provide Executive with a medical insurance policy providing substantially similar benefits as to the group program for the period ending on the later of: (i) the date of Executive’s death; (ii) if Executive is married on the date of his death, the date of the death of Executive’s spouse; or (iii)-as to each minor dependent of Executive, the later of the date that each such dependent reaches the age of twenty-five or completes college (as defined in the Company’s group program). Executive shall be entitled to receive the medical benefits defined herein at no cost to the Executive.
               (3) The Corripany shall pay for Executive’s preparation of estate planning and wealth preservation documents during the course of this Agreement with the Company. Such estate planning and wealth preservation documents may be changed from time to time, at the Company’s cost and expense, pursuant to Executive’s changing circumstances.
               (4) During Executive’s employment he has been instrumental in designing and utilizing the Company’s Logo, Executive shall, during the Term of this Agreement be entitled to utilize such Logo in such manner as Executive may determine and, in the event of a Change of Control, as defined below, such Logo shall belong exclusively to Executive.
          (g) Proration. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement or herein, shall be prorated in accordance with the number of days in such calendar year during which he is so employed. Notwithstanding the foregoing, any payments pursuant to Sections 4(c) or 4(d) of this Agreement shall not be subject to proration.
     4. Termination.
          (a) Definitions.
               (1) “Cause” shall mean:
                    (i) Material dishonesty which is not the result of an inadvertent or innocent mistake of Executive with respect to the Company or any of its subsidiaries;
                    (ii) Willful misfeasance or nonfeasance of duty by Executive intended to injure or having the effect of injuring in some material fashion the reputation, business, or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors, or employees;
                    (iii) Material violation by Executive of any material term of this Agreement; or

                    (iv) Conviction of Executive of any felony, any crime involving moral turpitude or any crime other than a vehicular offense which could reflect in some material fashion unfavorably upon the Company or any of its subsidiaries.
Executive may not be terminated for Cause unless and until there has been delivered to Executive written notice from the Board supplying the particulars of Executive’s acts or omissions that the Board believes constitute Cause, a reasonable period of time (not less than 30 days) has been given to Executive after such notice to either cure the same or to meet with the Board, with his attorney if so desired by Executive, and following which the Board by action of not less than two-thirds of its members furnishes to Executive a written resolution specifying in detail its findings that Executive has been terminated for Cause as of the date set forth in the notice to Executive.
               (2) A “Change of Control” shall be deemed to have occurred if:
                    (i) Any “person” or “group” (within the meaning of Sections 13 (d) and 14(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the Company’s then outstanding voting common stock; or
                    (ii) At any time during the period of three (3) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constituted the Board (and any new director whose election by the Board or whose nomination for election by .the Company’s shareholders were approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or
                    (iii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (a) in which a majority of the directors of the surviving entity were directors of the Company prior to such consolidation or merger, and (b) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being changed into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or
                    (iv) The shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

               (3) A “Disability” shall mean the absence of Executive from Executive’s duties with the Company on a full-time basis for 180 consecutive days, or 180 days in a 365-day period, as a result of incapacity due to mental or physical illness which results in the Executive being unable to perform the essential functions of his position, with or without reasonable accommodation.
               (4) A “Good Reason” shall mean any of the following (without Executive’s express written consent):
                    (i) A material alteration in the nature or status of Executive’s title, duties or responsibilities, or the assignment of duties or responsibilities inconsistent with Executive’s status, title, duties and responsibilities;
                    (ii) A failure by the Company to continue in effect any employee benefit plan in which Executive was participating, or the taking of any action by the Company that would adversely affect Executive’s participation in, or materially reduce Executive’s benefits under, any such employee benefit plan, unless such failure or such taking of any action adversely affects the senior members of corporate management of the Company generally to the same extent;
                    (iii) A relocation of the Company’s principal executive offices, or Executive’s relocation to any place other than the principal executive offices, exceeding a distance of fifty (50) miles from the Company’s current executive office located in Houston, Texas, except for reasonably required travel by Executive on the Company’s business;
                    (iv) Any material breach by the Company of any provision of this Agreement; or
                    (v) Any failure by the Company to obtain the assumption and performance of this Agreement by any successor (by merger, consolidation, or otherwise) or assign of the Company.
However, Good Reason shall exist with respect to an above specified matter only if such matter is not corrected by the Company within thirty (30) days of its receipt of written notice of such matter from Executive, and in no event shall a termination by Executive occurring more than ninety (90) days following the date of the event described above be a termination for Good Reason due to such event.
               (5) “Termination Date” shall mean the date Executive is terminated for any reason pursuant to this Agreement.
          (b) Termination Without Cause, or Termination For Good Reason: Benefits. In the event there is a termination by the Company without Cause, or if Executive terminates for Good Reason, or if there is a Change of Control (a “Termination Event”), this Agreement shall terminate except as provided in Section 6, and Executive shall be entitled to the following severance benefits:
               (1) Base Salary and Deferred Compensation (as defined in Section 3(a)), at the rate and payable at Executive’s option (or the option of Executive’s estate) within sixty (60) days in a lump sum payment or such longer period of time as Executive shall determine.
               (2) To the extent not theretofore paid or provided, or otherwise set forth herein, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice, or contract or agreement of the Company and its affiliated companies for the period of time equal to the remainder of the Term, at its sole expense, and shall continue to provide (through its own plan and/or individual policies) Executive (and Executive’s dependents) with health benefits no less favorable than the group health plan benefits provided during such period to any senior executive officer of the Company or any affiliated company (to the extent any such coverage or benefits are taxable to Executive by reason of being provided, under a self-insured health plan of the Company or an affiliate, the Company shall make Executive “whole” for the same on an after-tax basis), provided, however, such coverage shall be secondary to any group health plan coverage Executive (or his dependents) receive from another employer, (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”);
               (3) If Executive receives any payments whether or not pursuant to this Agreement which are subject to an excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax imposed under federal, state, or local law (collectively, “Excise Taxes”), the Company shall pay to Executive (on or before the date on which the Company is required to withhold such Excise Taxes), 1) an additional amount equal to all Excise Taxes then due and payable, and 2) the amount necessary to defray Executive’s increased (federal, state, and local) tax liability arising due to payment of the amount specified in this Subsection (4) which shall include any costs and expenses, including penalties and interest incurred by Executive in connection with any audit, proceedings, etc. related to the payment of such Excise Taxes or this payment. For purposes of calculating the amount payable to Executive under this Section, the federal and state income tax rates used shall be the highest marginal federal and state rates applicable to ordinary income in Executive’s state of residence, taking into account any federal income tax deductions or credits available to Executive for state income taxes. The Company shall cause its independent auditors to calculate such amount and provide Executive a copy of such calculation at least ten (10) days prior to the date specified above for payment of such amount. It is the intent of the Parties that this Subsection (4) shall place Executive in the same net after-tax position Executive would have been in had no payment been subject to an Excise Tax and, notwithstanding anything to the contrary, it shall be construed to effectuate said result;
               (4) All accrued compensation and unreimbursed expenses through the Termination Date. Such amounts shall be paid to Executive in a lump sum in cash within thirty (30) days after the Termination Date; and

          (5) Executive shall be free to accept other employment during such period, and there shall be no offset of any employment compensation earned by Executive in such other employment during such period against payments due Executive under this Section 4, and there shall be no offset in any compensation received from such other employment against the Base Salary set forth above.
          (6) In addition to all amounts otherwise paid to Executive pursuant to this Agreement, all amounts that Executive would otherwise have received during the Consulting Period, including, without limitation, all perquisites, as set forth in subsection 3(f).
     (c) Termination In Event of Death; Benefits. If Executive’s employment is terminated by reason of Executive’s death during the Term of this Agreement, this Agreement shall terminate except as provided in Section 6 without further obligation to Executive’s legal representatives under this Agreement, other than for payment of all compensation and unreimbursed expenses, as Executive would have been entitled to during the remaining portion of the Term and the Consulting Period, the timely payment or provision of Other Benefits through the date of death, and, if such death occurs on or after October 1 of any year, such cash or stock bonus as Executive would otherwise have been awarded in such year if Executive’s death had not occurred. Such amounts shall be paid to Executive’s estate or beneficiary, as applicable, in a lump sum in cash within ninety (90) days after the date of death.
     (d) Termination In Event of Disability; Benefits. If Executive’s employment is terminated by reason of Executive’s Disability, during the Term, except as provided for in Section 6, this Agreement shall terminate and Executive shall receive payment of all compensation for the Term plus the Consulting Period, and if such Disability occurs on or after October 1 of any year, Executive shall be entitled to the same cash or stock bonus in such year that Executive would have been awarded if such Disability had not occurred. Executive’s compensation shall not be reduced by any long-term disability coverage Executive actually receives.
     (e) Voluntary Termination by Executive and Termination for Cause; Benefits. Executive may terminate his employment with the Company without Good Reason by giving written notice of his intent and stating an effective Termination Date at least ninety (90) days after the date of such notice; provided, however, that the Company may accelerate such effective date by paying Executive through the proposed Termination Date and also vesting awards that would have vested but for this acceleration of the proposed Termination Date. Upon such a termination by Executive, except as provided in Section 6, or upon termination for Cause by the Company, this Agreement shall terminate, and the Company shall pay to Executive all accrued compensation, unreimbursed expenses and the Other Benefits through the Termination Date. Such amounts shall be paid to Executive in a lump sum in cash within thirty (30) days after the date of termination.
     (f) Director Positions. Upon termination of employment or Termination of Executive’s position of Executive Chairman, for any reason, Executive shall remain on any and all Board positions held with the Company and/or any of its subsidiaries and affiliates. At such time, Executive shall be paid as an outside director.

     5. Non-Competition; Non-Solicitation and Confidentiality. At the inception of this employment relationship, and continuing on an ongoing basis, the Company agrees to give Executive access to Confidential Information (including, without limitation, Confidential Information, as defined below, of the Company’s Affiliates) which the Executive has not had access to or knowledge of before the execution of this Agreement. At the time this Agreement is made, the Company agrees to provide Executive with initial and ongoing Specialized Training, which Executive has not had access to or knowledge of before the execution of this Agreement. “Specialized Training” includes the training the Company provides to its employees that is unique to its business and enhances Executive’s ability to perform Executive’s job duties effectively. Specialized Training includes, without limitation, orientation training; sales methods/techniques training; operation methods training; and computer and systems training.
     In consideration of all of the foregoing, Executive agrees as follows:
          (a) Non-Competition During Employment. Executive agrees that, in consideration for the Company’s promise to provide Executive with Confidential Information and Specialized Training, during the Term he will not compete with the Company by engaging in the conception, design, development, production, marketing, or servicing of any product or service that is substantially similar to the products or services which the Company provides, and that he will not work for, in any capacity, assist, or become affiliated with as an owner, partner, etc. either directly or indirectly, any individual or business which offers or performs services, or offers or provides products substantially similar to the services and products provided by Company.
          (b) Conflicts of Interest. Executive agrees that during the Term, he will not engage, either directly or indirectly, in any activity (a “Conflict of Interest”) which might adversely affect the Company or its affiliates, including ownership of a material interest in any supplier, contractor, distributor, subcontractor, customer or other entity with which the Company does business or accepting any material payment, service, loan, gift, trip, entertainment, or other favor from a supplier, contractor, distributor, subcontractor, customer or other entity with which the Company does business, and that Executive will promptly inform the Chairman of the Company as to each offer received by Executive to engage in any such activity. Executive further agrees to disclose to the Company any other facts of which Executive becomes aware which might in Executive’s good faith judgment reasonably be expected to involve or give rise to a Conflict of Interest or potential Conflict of Interest.
          (c) Non-Competition After Termination. Executive agrees that Executive shall not, at any time during the period of two (2) years after the termination of the Term for any reason, within any of the markets in which the Company has sold products or services or formulated a plan to sell products or services into a market during the last twelve (12) months of Executive’s employ; engage in or contribute Executive’s knowledge to any work which is competitive with or similar to a product, process, apparatus, service, or development on which Executive worked or with respect to which Executive had access to Confidential Information while employed by the Company; provided, however, this subsection (c) shall not operate to prevent Executive from engaging in retail insurance or re-insurance activities during such two-year period to the extent such activities do not compete or permit any other person or entity to compete with any business the Company or any of its subsidiaries or affiliated companies were engaged in at the time of such termination. Following the expiration of said two (2) year period, Executive shall continue to be obligated under the Confidential Information Section of. this Agreement not to use or to disclose Confidential Information of the Company so long as it shall not be publicly available. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid.
     (d) Non-Solicitation of Customers. Executive further agrees that for a period of two (2) years after the termination of the Term, he will not solicit or accept any business from any customer or client or prospective customer or client with whom Executive dealt or solicited while employed by Company during the last twelve (12) months of his employment.
     (e) Non-Solicitation of Employees. Executive agrees that for the duration of the Term, and for a period of two (2) years after the termination of the Term except for Frank J. Bramanti, L. Edward Tuffly, L. Byron Way and Rosemary P. Ghelardi, and Executive’s personal service employees, he will not either directly or indirectly, on his own behalf or on behalf of others, solicit, attempt to hire, or hire any person employed by Company to work for Executive or for another entity, firm, corporation, or individual.
     (f) Confidential Information. Executive further agrees that he will not, except as the Company may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture, upon, publish or otherwise disclose to any third party any Confidential Information or proprietary information of the Company, or authorize anyone else to do these things at any time either during or subsequent to his employment with the Company. This Section shall continue in full force and effect after termination of Executive’s employment and after the termination of this Agreement. Executive’s obligations under this Section with respect to any specific Confidential Information and proprietary information shall cease when that specific portion of the Confidential Information and proprietary information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information and proprietary information of the Company include matters that Executive conceives or develops, as well as matters Executive learns from other employees of Company. Confidential Information is defined to include information: (1) disclosed to or known by the Executive as a consequence of or through his employment with the Company; (2) not generally known outside the Company; and (3) which relates to any aspect of the Company or its business, finances, operation plans, budgets, research, or strategic development. “Confidential Information” includes, but is not limited to the Company’s trade secrets, proprietary information, financial documents, long range plans, customer lists, employer compensation, marketing strategy, data bases, costing data, computer software developed by the Company, investments made by the Company, and any information provided to the Company by a third party under restrictions against disclosure or use by the Company or others.
     (g) Return of Documents, Equipment, Etc. All writings, records, and other documents and things comprising, containing, describing, discussing, explaining, or evidencing any Confidential Information, and all equipment, components, parts, tools, and the like in Executive’s custody or possession that have been obtained or prepared in the course of Executive’s employment with the Company shall be the exclusive property of the Company, shall not be copied and/or removed from the premises of the Company, except in pursuit of the business of the Company, and shall be delivered to the Company, without Executive retaining any copies, upon notification of the termination of Executive’s employment or at any other time, requested by the Company. The Company shall have the right to retain, access, and inspect all property of Executive of any kind in the office, work area, and on the premises of the Company upon termination of Executive’s employment and at any time during employment by the Company to ensure compliance with the terms of this Agreement.
          (h) Reaffirm Obligations. Upon termination of his employment with the Company, Executive, if requested by Company, shall reaffirm in writing Executive’s recognition of the importance of maintaining the confidentiality of the Company’s Confidential Information and proprietary information, and reaffirm any other obligations set forth in this Agreement.
          (i) Prior Disclosure. Executive represents and warrants that he has not used or disclosed any Confidential Information he may have obtained from Company prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.
          (j) Confidential Information of Prior Companies. Executive will not disclose or use during the period of his employment with the Company any proprietary or Confidential Information or Copyright Works which Executive may have acquired because of employment with an employer other than the Company or acquired from any other third party, whether such information is in Executive’s memory or embodied in a writing or other physical form.
          (k) Breach. Executive agrees that any breach of Sections 5(a), (c), (d), (e), or (f) above cannot be remedied solely by money damages, and that in addition to any other remedies Company may have, Company is entitled to obtain injunctive relief against Executive. Nothing herein, however, shall be construed as limiting Company’s right to pursue any other available •remedy at law or in equity, including recovery of damages and termination of this Agreement and/or any payments that may be due pursuant to this Agreement.
          (l) Right to Enter Agreement. Executive represents and covenants to Company that he has full power and authority to enter into this Agreement and that the execution of this Agreement will not breach or constitute a default of any other agreement or contract to which he is a party or by which he is bound.
          (m) Extension of Post-Employment Restrictions. In the event Executive breaches Sections 5(b), (d), or (e) above, the restrictive time periods contained in those provisions will be extended by the period of time Executive was in violation of such provisions.
          (n) Enforceability. The agreements contained in Section 5 are independent of the other agreements contained herein. Accordingly, failure of the Company to comply with any of its obligations outside of this Section do not excuse Executive from complying with the agreements contained herein.

          (o) Survivability. The agreements contained in Sections 5 shall survive the termination of this Agreement for any reason.
     6. Consulting Agreement. Effective upon Executive’s termination of employment for any reason other than Executive’s termination by the Company for Cause, HCC hereby retains Executive as a consultant (an independent contractor and not as an employee) for a period of five (5) years (the “Consulting Period”). During the Consulting Period, Executive shall serve as Non-Executive Chairman of the Board. Termination of the Term shall not effect the Parties’ rights and obligations under this Section 6, subject to the following: Executive agrees to provide, if requested, 1,000 hours of service (the “Consulting Services”) per year, as required by the Company. Prior to a Change of Control, the Company shall use its best effort to cause Executive to continue as a Director and Chairman of the Board during the term of the Consulting Period. HCC shall pay Executive $450,000 per year of the Consulting Period, payable quarterly, in advance. Executive may elect to delay payment for services, but not the services themselves. During such Consulting Period, Executive shall receive, to the extent permitted by law and the terms of any existing plan, all of the Company’s benefits as if Executive was a full time employee. In addition, the terms of this Section 6 shall remain in full force and effect whether or not Executive dies or suffers a Disability pursuant to the terms hereof during the Consulting Period. Further, if at any time during the Term of this Agreement Executive shall elect, at his sole option, to cease being a full time employee, then and in that event, Executive shall become a consultant pursuant to the terms of this Section. During the Consulting Period, Executive shall have the right to the same benefits for the same purposes and to the same extent as were in effect during the term of this Agreement, provided, however, if Executive ceases to be the Executive Chairman, Executive shall no longer receive Deferred Compensation. The Consulting Services to be provided shall be commensurate with Executive’s training, background, experience and prior duties with the Company Executive shall receive such stock options or cash bonuses as the Compensation Committee, in its sole discretion shall determine. Executive agrees to make himself reasonably available to provide such Consulting Services during the Consulting Period; provided, however, the Company agrees that it shall provide reasonable advance notice to Executive of its expected consulting needs and any request for Consulting Services hereunder shall not unreasonably interfere with Executive’s other business activities and personal affairs as determined in good faith by Executive. In addition, Executive shall not be required to perform any requested Consulting Services which, in Executive’s good faith opinion, would cause Executive to breach any fiduciary duty or contractual obligation Executive may have to another employer. Further, during the Consulting Period, Executive shall not be subject to any non-competition provisions except for the two-year period provided for in Section 5(c). Unless waived by Executive, Executive shall not be required to perform Consulting Services for more than four (4) days during any week or for more than eight (8) hours during any day. Executive’s travel time shall constitute hours of Consulting Services for purposes of this Section 6. The Parties contemplate that, when appropriate, the Consulting Services shall be performed at Executive’s office or residence and at the Company’s executive offices in Houston, Texas and may be performed at such other locations only as they may mutually agree upon. Executive shall be properly reimbursed for all travel and other expenses reasonably incurred by Executive in rendering the Consulting Services.
     7. Assignment. This Agreement cannot be assigned by Executive. The Company may assign this Agreement only to a successor (whether direct or indirect, by purchase, merger,

consolidation or otherwise) to all or substantially all of the business and assets of the Company provided such successor expressly agrees in writing reasonably satisfactory to Executive to assume and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession and assignment had taken place. Failure of the Company to obtain such written agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement.
     8. Binding Agreement. Executive understands that his obligations under this Agreement are binding upon Executive’s heirs, successors, personal representatives, and legal representatives.
     9. Notices. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as set forth below, or by delivering the same in person to such party, or by transmission by facsimile to the number set forth below (which shall not constitute notice). Notice deposited in the United States Mail, mailed in the manner described herein above, shall be effective upon deposit. Notice given in any other manner shall be effective only if and when received:

If to Executive:	Stephen L. Way
10 East Bend Lane
Houston, Texas 77007
Fax: (713) 864-2822

If to Company:	HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040
Fax: (713) 462-2401
Attention: General Counsel

with a copy (which shall	Arthur S. Berner, Esq.
not constitute notice) to:	Haynes and Boone, LLP
1000 Louisiana Street,
Suite 4300
Houston, Texas 77002-5012 Fax: (713) 236-5652
     10. Waiver. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof, shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement.
     11. Severability. If any provision of this Agreement is determined to be void, invalid, unenforceable, or against public policy, such provisions shall be deemed severable from the Agreement, and the remaining provisions of the Agreement will remain unaffected and in full force and effect.

     12. Arbitration. In the event any dispute arises out of Executive’s employment with or by the Company, or separation/termination therefrom, whether as an employee or as a consultant which cannot be resolved by the Parties to this Agreement, such dispute shall be submitted to final and binding arbitration. The arbitration shall be conducted in accordance with the National Rules for the resolution of Employment Disputes of the American Arbitration Association (“AAA”). If the Parties cannot agree on an arbitrator, a list of seven (7) arbitrators will be requested from AAA, and the arbitrator will be selected using alternate strikes with Executive striking first. The cost of the arbitration will be shared equally by Executive and Company; provided, however, the Company shall promptly reimburse Executive for all costs and expenses incurred in connection with any dispute in an amount up to, but not exceeding twenty percent (20%) of Executive’s Base Salary (or, if the dispute arises during the Consulting Period, Executive’s Base Salary as in effect immediately prior to the beginning of the Consulting Period) unless such termination was for Cause in which event Executive shall not be entitled to reimbursement unless and until it is determined he was terminated other than for Cause. Arbitration of such disputes is mandatory and in lieu of any and all civil causes of action and lawsuits either party may have against the other arising out of Executive’s employment with Company, or separation therefrom. Such arbitration shall be held in Houston, Texas.
     13. Entire Agreement. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to Executive’s employment with Company during the time period covered by this Agreement. This Agreement replaces and supersedes any and all existing Agreements entered into between Executive and the Company relating generally to the same subject matter, if any, and shall be binding upon Executive’s heirs, executors, administrators, or other legal representatives or assigns.
     14. Modification of Agreement. This Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in-writing signed by the Executive and an officer or other authorized executive of Company.
     15. Effective Date. It is understood by Executive that this Agreement shall be effective when signed by both Company and Executive.
     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
     17. Jurisdiction and Venue. With respect to any litigation regarding this Agreement, Executive agrees to venue in the state or federal courts in Harris County, Texas, and agrees to waive and does hereby waive any defenses and/or arguments based upon improper venue and/or lack of personal jurisdiction. By entering into this Agreement, Executive agrees to personal jurisdiction in the state and federal courts in Harris County, Texas.
[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Agreement in multiple copies, effective as of the date first written above.

EXECUTIVE	COMPANY

HCC INSURANCE HOLDINGS, INC.

/s/ Stephen L. Way	By:	/s/ Walter J. Lack

STEPHEN L. WAY		WALTER J. LACK,
Chairman of the Compensation Committee

Date: Jan. 13, 2005	Date:	Jan. 13, 2005
[SIGNATURE PAGE OF WAY EMPLOYMENT AGREEMENT]

Exhibit B
INDEMNIFICATION AGREEMENT
     This INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the 14th day of December, 1995 by and between HCC Insurance Holdings, Inc., a Delaware corporation (“Company”), and Stephen L. Way (“Indemnitee”).
     WHEREAS, competent and experienced persons are becoming more reluctant to serve as directors and officers of corporations unless they are provided with adequate protection against claims and actions against them for their activities on behalf or at the request of such corporations, generally through insurance and indemnification; and
     WHEREAS, uncertainties in the interpretations of the statutes and regulations, laws and public policies relating to indemnification of corporate directors and officers are such as to make adequate, reliable assessment of the risks to which directors and officers of corporations may be exposed difficult, particularly in light of the proliferation of lawsuits against directors and officers; and
     WHEREAS, the Board of Directors of the Company, based upon its business experience, has concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably make it more difficult for the Company to attract and retain directors and officers of the highest degree of competence committed to the active and effective direction and supervision of the business and affairs of the Company and its subsidiaries and affiliates and the operation of its and their facilities, and the Board deems such consequences to be so detrimental to the best interests of the Company’s stockholders that it has concluded that the Company should act to provide its directors and officers with enhanced protection against inordinate risks attendant on their positions in order to assure that the most capable persons otherwise available will be attracted to such positions and, in such connection, such directors have further concluded that it is not only reasonable and prudent, but necessary, for the Company to contractually obligate itself to indemnify to the fullest extent permitted by applicable law its directors and certain of its officers and to assume, to the maximum extent permitted by applicable law, financial responsibility for expenses and liabilities which might be incurred by such individuals in connection with claims lodged against them for their decisions, actions and omissions in such capacities; and
     WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, under which law the Company is organized, empowers a corporation organized in Delaware to indemnify persons who serve as directors, officers, employees or agents of the corporation or persons who serve at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and further specifies that the indemnification provided by such section “shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise,” and further empowers a corporation to “purchase and maintain insurance” on behalf of such persons “against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of such laws; and
     WHEREAS, the Certificate of Incorporation of the Company provides for indemnification in accordance with and to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereinafter in effect; and
     WHEREAS, the Company has (a) reviewed the type of insurance available to insure the directors and officers of the Company and of its affiliates against costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their status and/or decisions or actions in such positions, (b) studied the nature and extent of the coverage provided by such insurance and the cost thereof to the Company, (c) purchased such insurance to the extent reasonably available, and (d) concluded, notwithstanding the purchase of such insurance to the extent reasonably available, that it would be in the best interests of the Company and its stockholders for the Company to enter into agreements to indemnify certain of such persons in the form of this Agreement; and
     WHEREAS, to further assure that the directors and officers of the Company and persons serving other entities at the request, or on behalf, of the Company will obtain the protections contemplated by this Agreement, notwithstanding future uncertainties, the Company has concluded that it would be in the best interests of the stockholders of the Company for such contractual indemnification to be supported by a trust fund to be established by the Company; and
     WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director and/or officer of the Company, and/or as a director, officer, employee, partner, trustee, agent or fiduciary of such other corporations, partnerships, joint ventures, employee benefit plans, trusts or other enterprises (herein collectively called “Company Affiliates”) of which he has been or is serving, or will serve, at the request of or for the convenience of or to represent the interests of the Company, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being an officer of the Company or a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate or by reason of his decisions or actions on their behalf; and
     WHEREAS, Indemnitee is willing to serve, or to continue to serve, or to take on additional service for, the Company and/or the Company Affiliates in such aforesaid capacities on the condition that he be indemnified as provided for herein;
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

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     1. Services to the Company. Indemnitee will serve and/or continue to serve as a director and/or officer of the Company and/or as a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate in good faith so long as he is duly elected and qualified in accordance with the provisions of the Company’s By-Laws or other applicable constitutive documents thereof; provided that Indemnitee may at any time and for any reason resign from such position.
     2. Indemnification.
          (a) Except as otherwise expressly provided in this Agreement or prohibited by applicable law, the Company, within 60 days (or such longer period, if any, as may be permitted by Section 4(a) hereof) after receipt of a written statement from Indemnitee requesting indemnification and reasonably evidencing the costs, expenses, judgments, penalties, fines and amounts in settlement incurred by him, shall, in accordance with the applicable provisions of this Agreement, fully indemnify Indemnitee if Indemnitee is or was made a Party or is threatened to be made a party to any Proceeding (as hereinafter defined) by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of or for the convenience of or to represent the interests of the Company as a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate, or by reason of anything done or not done by him in any such capacity (all of the foregoing reasons being herein collectively called “Qualifying Reasons”), against costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts in settlement incurred by him in connection with such Proceeding (including, but not limited to, the investigation, defense, settlement or appeal thereof). In the event that both the foregoing sentence and Section 2(b) hereof would be applicable to the indemnification being sought, the provisions of Section 2(b) shall govern. For purposes of this Agreement, (i) a “Proceeding” shall mean any threatened, pending or completed investigation, action, suit, arbitration, alternate dispute resolution mechanism or any other proceeding (including any appeals therefrom), whether civil, criminal, administrative or investigative in nature and whether in a court or arbitration, or before or involving a governmental, administrative or private entity (including, but not limited to, an investigation initiated by the Company, a Company Affiliate, or the Board of Directors or fiduciaries of any thereof), (ii) references to “fines” shall include, without limitation, any excise taxes assessed on Indemnitee with respect to any employee benefit or welfare plan and (iii) references to “serving at the request of the Company” shall include, without limitation, any service, while serving as a director, officer, employee, partner, trustee, agent or fiduciary of the Company or any Company Affiliate which imposes duties on, or involves services by, Indemnitee with respect to any employee benefit or welfare plan of the Company or any Company Affiliate, its participants or beneficiaries.
          (b) Notwithstanding any other provisions of this Agreement (except as set forth in Section 2(c) hereof), and without a requirement for any determination as described in Section 4(a) hereof, to the extent Indemnitee (i) has prepared to serve or has served as a witness in any Proceeding in any way relating to the Company, any Company Affiliate, any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (“Securities Act

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Affiliate”), any associate (as defined in such Rule 405) of the Company or of any Securities Act Affiliate or Company Affiliate, or anything done or not done by Indemnitee as a director, officer, employee, partner, trustee, agent or fiduciary of the Company or any Company Affiliate or (ii) has been successful on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice) in defense of any Proceeding arising out of a Qualifying Reason, or in the defense of any claim, issue or matter involved therein, whether in the final adjudication, arbitration or alternate dispute resolution mechanism or on appeal, the Company shall fully indemnify him against all costs and expenses (including attorneys’ fees and disbursements) incurred by him in connection therewith (including, but not limited to, the preparation or service as a witness or the investigation, defense or appeal in connection with any such Proceeding) within 30 days after receipt by the Company from Indemnitee of a statement requesting such indemnification, reasonably evidencing the expenses and costs so incurred by him and averring that they do not relate to matters of the type described in clauses (i) or (ii) of Section 2(c) hereof.
          (c) Notwithstanding anything to the contrary in the foregoing provisions of this Section 2 (and except as provided in the proviso clause of this sentence), Indemnitee shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2: (i) except as provided in Section 4(e) or 9 hereof, against costs and expenses incurred in connection with any Proceeding commenced by Indemnitee against the Company, any Company Affiliate, any Securities Act Affiliate or any person who is or was a director or officer, in his or her respective capacity as such, of the Company, any Company Affiliate or any Securities Act Affiliate; or (ii) against costs and expenses incurred by Indemnitee in connection with preparing to serve or serving, prior to a Change in Control (as defined in Section 4(d)(i) hereof), as a witness in cooperation with any party or entity, who or which has threatened or commenced any Proceeding against the Company, any Company Affiliate or Securities Act Affiliate, or any director, officer, employee, partner, trustee, agent or fiduciary of any thereof in his or her respective capacity as such; or (iii) to the extent that Indemnitee has theretofore received payment pursuant to any directors’ and officers’ liability insurance policy maintained by the Company; provided, however, that indemnification may be provided by the Company in any specific case as contemplated by Section 6 hereof notwithstanding the applicability of the foregoing clause (i) or (ii).
          (d) Notwithstanding any other provision of this Agreement, indemnification shall also be made to the extent that the Court of Chancery of the State of Delaware or the court in which a Proceeding was brought shall determine that Indemnitee is fairly and reasonably entitled to indemnification for such costs and expenses as such court shall deem proper.
          (e) The rights of the Indemnitee under this Agreement shall not be limited, diminished or reduced by the right of the Indemnitee to seek or receive payments with respect to the matters covered by this Agreement from any person other than the Company or under the insurance policies maintained by the Company. In addition, the Indemnitee shall be under no obligation to seek or accept any settlement offer and the failure to accept a settlement offer shall not be a basis for refusing indemnification or any diminution thereof.

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     3. Partial Indemnification. If Indemnitee is only partially successful in the defense of any Proceeding arising out of a Qualifying Reason, or in the defense of any claim, issue or matter involved therein, whether in the initial adjudication, arbitration or alternate dispute resolution mechanism or on appeal, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 2(b) hereof, to the extent Indemnitee has been partially successful.
     4. Determination of Entitlement to Indemnification Pursuant to Section 2(a).
          (a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 2(a) hereof, a determination, if required by Delaware law, with respect to Indemnitee’s entitlement thereto shall be made not later than 60 days (provided that such 60 day period can be extended for an additional reasonable time if (x) the Company pursuant to a request by Indemnitee has provided timely, continuous and effective Interval Protection (as defined in Section 7 hereof) and (y) the Company in good faith requires such additional time for the obtaining or evaluating of documentation reasonably available to Indemnitee) after the Company shall have received such request (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) (unless Indemnitee shall make a request which is timely under the circumstances that such determination be made by the Board of Directors or stockholders, in which case pursuant to clause (ii)(A) or (ii)(C) of this Section 4(a) as requested by Indemnitee) in a written opinion to the Board of Directors, a copy of which (including each prior draft thereof) shall be simultaneously delivered to Indemnitee, and (ii) in all other cases (A) by the Board of Directors of the Company by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors by the majority vote of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be simultaneously delivered to Indemnitee or (C) by the stockholders of the Company. The General Counsel of the Company, if any, shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request for indemnification. Indemnitee shall cooperate with the person or entity making such determination of Indemnitee’s entitlement to indemnification, including providing to such person or entity upon reasonable advance request any documentation or information reasonably available to Indemnitee and necessary to such determination but not including documents or information which are within the scope of Indemnitee’s attorney-client privilege. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification pursuant to Section 2(a) hereof), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
          (b) In making a determination of entitlement pursuant to section 4(a) or 4(e) hereof, the person or entity making such determination shall presume that Indemnitee is entitled to indemnification pursuant to section 2(a) hereof and that the Company has the burden of proof in the making of any determination contrary to such presumption. If no determination pursuant

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to Section 4(a) hereof is made within 60 days (or such longer period, if any, as may be permitted by Section 4(a) hereof) of the Company’s receipt of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) a misstatement of a material fact necessary to make the statements in such request not materially misleading with respect to the information necessary for the determination of entitlement to indemnification or (ii) a prohibition of such indemnification under applicable law.
          (c) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, affect the rights of Indemnitee to indemnification or the presumptions to which Indemnitee is otherwise entitled pursuant to the provisions of this Agreement.
          (d) For purposes of this Agreement:
     (i) “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (“Act”), whether or not the Company is then subject to such reporting requirement; provided however, that, without limitation, such a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act, but excluding any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, or any entity organized, appointed, established or holding securities of the Company with voting power for or pursuant to the terms of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors of the Company in office immediately prior to such persons attaining such interest; (B) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

6

     (ii) “Disinterested Director” with respect to any request by Indemnitee for indemnification hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.
     (iii) “Independent Counsel” shall mean a law firm or a member of a law firm (A) that neither is nor in the past five years has been retained to represent in any material matter the Company, any Company Affiliate or any Securities Act Affiliate, or Indemnitee or any other party to the Proceeding giving rise to a claim for indemnification hereunder and (B) which, under applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement and (C) that is reasonably acceptable to the Company and Indemnitee. For purposes hereof, counsel shall not be deemed to represent any government or governmental entity which may have commenced any Proceeding or be asserting any claim against Indemnitee solely by reason of having represented any department, commission, authority, subdivision or public benefit corporation of or created by such government or governmental entity which is a party to such Proceeding or before which it is being prosecuted or which is making any such claim. In the event that the parties are unable to agree on the selection of Independent Counsel, such counsel shall be selected by lot from among the Delaware law firms generally reputed to be experienced in corporate law and having more than 25 attorneys and which meet the requirements of Section 4(d)(iii)(A) and (B) hereof or Dallas, Houston, or New York City law firms generally reputed to be experienced in corporate law and having more than 125 attorneys and which meet the requirements of Section 4(d)(iii)(A) and (B) hereof and having, in each case, a rating of “av” or better in the then current Martindale-Hubbell Law Directory. Such selection shall be made in the presence of Indemnitee (or his representative), and the parties shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept an engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making any determination contemplated hereunder (irrespective of the determination as to Indemnitee’s entitlement to indemnification) shall be paid by the Company and, if requested by such counsel, the Company shall promptly give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by such counsel.
          (e) In the event that pursuant to Section 4(a) hereof a determination is made that Indemnitee shall not be entitled to indemnification hereunder in respect of all or any part of a claim made by Indemnitee therefor, Indemnitee shall nevertheless be entitled, at his option, to a final adjudication or may seek an award in arbitration regarding his entitlement to indemnification hereunder in respect of such claim. In the event Indemnitee seeks adjudication, Indemnitee

7

shall initially commence, within 180 days from Indemnitee’s receipt of notice that he is not entitled to indemnification, an appropriate action in an appropriate court of the State of Delaware or any other court of competent jurisdiction. In the event Indemnitee seeks an award in arbitration, such arbitration shall be initiated by Indemnitee within 180 days from Indemnitee’s receipt of notice that he is not entitled to indemnification and shall be conducted by a single arbitrator who is a member of a firm which would qualify as an Independent Counsel hereunder pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitrator shall notify the parties of his or her decision within 60 days following the initiation of such arbitration. The Company hereby agrees to be bound by the determination of such arbitrator and shall bear all fees, costs and expenses imposed by the American Arbitration Association on account of such proceeding, irrespective of the determination thereof. The Company further unconditionally and irrevocably agrees that its execution of this Agreement shall also constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which such proceeding shall have been commenced, continued or appealed that (i) it shall not oppose Indemnitee’s right to seek or obtain any such adjudication or award in arbitration or any other claim by reason of any prior determination made pursuant to this Agreement with respect to Indemnitee’s right to indemnification under this Agreement on such claim or any other claim, or, except in good faith, raise any objections not specifically relating to the merits of Indemnitee’s claim; (ii) for all purposes of this Agreement any such adjudication or arbitration shall be conducted de novo and without prejudice by reason of any such prior determination to the effect that Indemnitee is not entitled to indemnification; and (iii) it shall be bound by all provisions of this Agreement (including, but not limited to, Sections 4(b) and 4(c) hereof). Whether or not the court or arbitrator shall determine that Indemnitee is entitled to indemnification hereunder as to any costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines or amounts in settlement in respect of any claim, issue or matter involved in the Proceeding in respect of which indemnification is sought hereunder, the Company shall within 90 days after written request therefor (and submission of reasonable evidence of the nature and amount thereof), and unless there is a specific judicial finding that Indemnitee’s suit was frivolous, pay all costs and expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in connection with such adjudication or arbitration (including, but not limited to, any appellate proceedings).
          (f) If the person or entity (including the Board of Directors, Independent Counsel, stockholders, court or arbitrator) making the determination as to the entitlement of Indemnitee to indemnification hereunder shall determine that Indemnitee is not entitled to indemnification in respect of all claims, issues or matters involved in a Proceeding in respect of which indemnification is sought hereunder but is entitled to indemnification for some of such claims, issues or matters, such person or entity shall equitably allocate such costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts in settlement incurred in connection with such Proceeding among the claims, issues or matters involved therein and determine those for which Indemnitee shall be indemnified hereunder.

8

     5. Advancement of Costs and Expenses.
          (a) All costs and expenses (including attorneys’ fees, retainers and advances of disbursements required of Indemnitee) incurred by Indemnitee in preparing to serve or serving as a witness in a Proceeding of the type described in clause (i) of Section 2(b) hereof, or in investigating, defending or appealing any Proceeding relating to a Qualifying Reason (and not excluded by clause (i) or (ii) of Section 2(c), or arising in connection with an adjudication or award in arbitration pursuant to Section 4(e) hereof, or relating to a Proceeding described in or arising pursuant to Section 9 hereof, shall be paid by the Company (in advance of the final disposition of such Proceeding) at the request of Indemnitee within 20 days after the receipt from time to time by the Company from Indemnitee of a statement or statements requesting such advance or advances, reasonably evidencing the expenses and costs incurred by him in connection therewith and averring that they do not relate to matters described in the aforesaid clause (i) or (ii) of Section 2(c), together with a written undertaking by Indemnitee to repay such amount if it is ultimately determined (in a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof, if Indemnitee elects to seek such an adjudication or arbitration, and otherwise in a determination, if required hereunder, pursuant to Section 4(a) hereof) that Indemnitee is not entitled to be indemnified against such costs and expenses by the Company as provided by this Agreement (or, if Indemnitee has sought advances pursuant to Section 4(e) or 9 hereof, if there is a specific judicial finding that Indemnitee’s suit was frivolous).
          (b) If and to the extent it is finally determined hereunder that Indemnitee is not entitled to indemnification, or is entitled only to partial indemnification, Indemnitee shall reimburse the Company for all costs and expenses advanced or prepaid pursuant to Indemnitee’s prior request or requests hereunder, or the proper proportion thereof, as the case may be, within 90 days after receipt of an itemized written statement therefor from the Company, provided that Indemnitee shall have no obligation to reimburse the Company for any of Indemnitee’s costs and expenses relating to (i) cooperating with the Company in making its determination, as provided in Section 4(a) hereof, (ii) an adjudication or arbitration of his entitlement to indemnification hereunder, as provided in Section 4(e) hereof or (iii) a Proceeding described in or arising under Section 9 hereof (unless, in the case of the foregoing clause (ii) or (iii), there is a specific judicial finding that Indemnitee’s suit was frivolous).
          (c) Indemnitee shall have the right to employ counsel during the pendency of any Proceeding which is the subject of this Agreement, but the fees and expenses of such counsel shall be at Indemnitee’s expense unless (i) all Indemnitees who are made a party or threatened to be made a party to any Proceeding within the scope of this Agreement agree to use the same legal counsel; (ii) the employment of counsel by Indemnitee has been authorized by the Company; (iii) the Company acknowledges that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, in which case, counsel selected by Indemnitee must be reasonably satisfactory to Company; and provided further however that in the event other persons who are potential targets of any Proceeding are being separately represented because of the same or substantially same conflict of interest, Indemnitee shall, upon the Company’s demand, use the same counsel as engaged on behalf of the other

9

persons (unless a conflict also exists between Indemnitee and such other persons); (iv) following ten (10) days written notice, the Company shall in fact not have employed counsel to assume the defense of such Proceeding; or (v) counsel selected by the Company moves to withdraw from representing Indemnitee, and the Company does not, within ten (10) days of receiving notice of such motion employ substitute counsel.
     6. Other Rights to Indemnification. The indemnification and advancement of costs and expenses (including attorneys’ fees and disbursements) provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of applicable law, the Certificate of Incorporation or any By-Law of the Company or any other agreement or any vote of directors or stockholders or otherwise, whether as to action in his official capacity or in another capacity while occupying any of the positions or having any of the relationships referred to in Section 2 of this Agreement.
     7. Interval Protection Against Premature Enforcement. During the interval between the Company’s receipt of Indemnitee’s request for indemnification and the latest to occur of (a) payment in full to Indemnitee of the indemnification to which he is entitled hereunder, or (b) a determination (if required) pursuant to Section 4(a) hereof or a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof (if Indemnitee elects to seek such an adjudication or arbitration) that Indemnitee is not entitled to indemnification hereunder, the Company shall provide “Interval Protection” which, for purposes of this Agreement, shall mean the taking of the necessary steps (whether or not such steps require expenditures to be made by the Company at that time) to stay, pending a final determination of Indemnitee’s entitlement to indemnification (and, if Indemnitee is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which Indemnitee may be liable (and as to which Indemnitee has requested indemnification hereunder) in order to avoid Indemnitee being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the loan to Indemnitee of amounts necessary to satisfy the judgments, penalties, fines or other amounts for which Indemnitee may be liable and as to which a stay of execution as aforesaid cannot be obtained, the Board of Directors by its approval of the form of the Indemnification Agreement (as hereinafter defined) having made the judgment that, in general, such loan or similar assistance may reasonably be expected to benefit the Company), within three days after receipt of Indemnitee’s written request therefor, together with a written undertaking by Indemnitee to repay, no later than 90 days following receipt of a statement therefor from the Company, amounts (if any) expended by the Company for such purpose, if it is ultimately determined (in a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof, if Indemnitee elects to seek such an adjudication or arbitration, and otherwise in a determination (if required) pursuant to Section 4(a) hereof) that Indemnitee is not entitled to be indemnified against such judgments, penalties, fines or other amounts, provided that in no event shall the Company pay the amount of any such judgment, penalty, fine or other amount except pursuant to Section 2, 4 (if applicable) or 6 hereof.

10

     8. Enforcement.
          (a) The Company unconditionally and irrevocably agrees that its execution of this Agreement shall also constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights shall have been commenced, continued or appealed that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to a violation of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. The Company further irrevocably stipulates and agrees that (i) it shall not, except in good faith, raise any objections not specifically relating to the merits of Indemnitee’s claim, (ii) if a determination was made or deemed to have been made pursuant to the provisions of Section 4 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, (iii) the Company shall be bound, in any such proceeding, by all provisions of this Agreement (including, but not limited to, Sections 4(b) and 4(c) hereof) and (iv) the Company shall not assert any rights of set-off against Indemnitee except for money borrowed by Indemnitee from the Company.
          (b) In the event that Indemnitee is subject to or intervenes in any legal action in which the validity or enforceability of this Agreement is at issue or institutes any legal action, for specific performance or otherwise, to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall, within 30 days after written request to the Company therefor (and submission of reasonable evidence of the amount thereof), and unless there is a specific judicial finding that Indemnitees suit was frivolous, be indemnified by the Company against all costs and expenses (including attorneys’ fees and disbursements) incurred by him in connection therewith.
     9. Duration of Agreement.
          (a) This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 2(a) of this Agreement or (ii) (A) the final termination or resolution of all proceedings with respect to Indemnitee commenced during such 10 year period and (B) either (x) receipt by Indemnitee of the indemnification to which he is entitled hereunder with respect thereto or (y) a final adjudication or binding arbitration that Indemnitee is not entitled to any further indemnification with respect thereto, as the case may be.
          (b) This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, devisees, executors, administrators or other legal representatives.

11

     10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement that contains any provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable), or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (b) to the fullest extent possible consistent with applicable law, the provisions of this Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement that contains any such provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be deemed revised, and shall be construed so as to give effect to the intent manifested by this Agreement (including the provision held invalid, illegal or unenforceable).
     11. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     12. Headings. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
     13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     14. Notification and Defense of Claim. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, whether civil, criminal or investigative; provided, however, that the failure of Indemnitee to give such notice to the Company shall not adversely affect Indemnitees rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure. Nothing in this Agreement shall constitute a waiver of the Company’s right to seek participation at its own expense in any Proceeding which may give rise to indemnification hereunder.
     15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the fourth business day after the date on

12

which it is so mailed, or (iii) sent by facsimile transmission with the effective transmission confirmed by receipt, in all cases:

(a)	if to Indemnitee, at the address indicated on the signature page hereof; and

(b)	if to the Company:
HCC Insurance Holdings, Inc.
13403 Northwest Freeway, Suite 200
Houston, TX 77040
Facsimile No.: (713) 462-2401
or to such other address as may have been furnished to either party by the other party.
     16. Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

HCC INSURANCE HOLDINGS, INC.

By:	/s/ Frank J. Bramanti

Name:	Frank J. Bramanti
Title:	EVP & CFO

/s/ Stephen L. Way

Stephen L. Way

Address:

13

Exhibit C

	HCC INSURANCE HOLDINGS, INC.	Page:	1
Personnel Grant Status	ID: 76-0336636	File:	Optstmt
	13403 NORTHWEST FWY, STE 200	Date:	11/10/2006
	HOUSTON, TEXAS 77040-6094	Time:	3:30:24PM

AS OF 11/10/2006

Stephen L Way	ID:
120 Carnarvon Drive
Houston, TX United States 77024

STOCK OPTIONS

	Grant
Number	Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
00000108	1/2/1997	95	NQ	581,250	$15.0000	581,250	581,250	0	0	0	0
00000112	12/13/1995	95	NQ	468,750	$8.2000	184,628	468,750	0	0	0	0
00000153	5/5/1992	92N	NQ	281,250	$1.3300	281,250	281,250	0	0	0	0
00000154	5/5/1992	92N	NQ	112,500	$2.4900	112,500	112,500	0	0	0	0
00000155	12/15/1994	92I	ISO	88,500	$5.6500	77,839	88,500	0	0	0	0
00000156	6/20/1995	95	NQ	24,000	$5.1300	19,713	24,000	0	0	0	0
00000651	1/7/1998	97	NQ	450,000	$11.0000	33,159	450,000	0	0	0	0
00000656	1/7/1998	97	NQ	225,000	$11.0000	225,000	225,000	0	0	0	0
00000861	12/31/1998	97	NQ	112,500	$11.8300	112,500	112,500	0	0	0	0
00000875	2/12/1999	97	NQ	300,000	$10.9200	300,000	300,000	0	0	0	0
00001219	1/5/2000	95	NQ	150,000	$8.0400	150,000	150,000	0	0	0	0
00001220	1/5/2000	97	NQ	750,000	$8.0400	750,000	750,000	0	0	0	0
00001221	1/5/2000	97	NQ	112,500	$8.0400	112,500	112,500	0	0	0	0
00001737	7/22/2002	2001	ISO	22,068	$13.5900	22,068	22,068	0	0	0	0
00001738	7/22/2002	2001	NQ	727,932	$13.5900	727,932	727,932	0	0	0	0
00002046	7/22/2005	2004	NQ	600,000	$25.8800	0	200,000	0	400,000	600,000	200,000

				5,006,250		3,690,339	4,606,250	0	400,000	600,000	200,000

Information Currently on File

Tax	Rate %	Option Broker	Registration	Alternate Address

FEDERAL-35%	35.000
Medicare	1.450
Social Security	6.200

Options and Awards Summary	HCC INSURANCE HOLDINGS, INC.	Page: 1
	ID: 76-0336636	File: Optsum
	13403 NORTHWEST FWY, STE 200	Date: 11/10/2006
	HOUSTON, TEXAS 77040-6094	Time: 3:29:38PM
As of: 11/10/2006

$0.0000

Stephen L Way	ID:
120 Carnarvon Drive
Houston, TX United States 77024

Option No: 00000108	Option Date: 1/2/1997	Shares: 581,250	Price: $15.0000	Plan: 95	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

581,250	1/2/1998	0	$0.00	1/2/2007	12/19/2001	Cash	581,250	$18.6900

581,250		0	$0.00				581,250

Option No: 00000112	Option Date: 12/13/1995	Shares: 468,750	Price: $8.2000	Plan: 95	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

156,250	12/13/1996	0	$0.00	12/13/2005	6/17/1997	Swap	156,250	$18.7500
156,250	12/13/1997	0	$0.00	12/13/2005	12/15/1998	Swap	312,500	$11.8800

156,250	12/13/1998	0	$0.00	12/13/2005			468,750

468,750		0	$0.00

Option No: 00000153	Option Date: 5/5/1992	Shares: 281,250	Price: $1.3300	Plan: 92N	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

281,250	5/5/1992	0	$0.00	4/1/2010	9/3/1993	Cash	281,250	$5.2500

281,250		0	$0.00				281,250

Option No: 00000154	Option Date: 5/5/1992	Shares: 112,500	Price: $2.4900	Plan: 92N	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

50,625	5/5/1992	0	$0.00	4/1/2010	9/3/1993	Cash	78,750	$5.2500
28,125	3/31/1993	0	$0.00	4/1/2010	6/15/1994	Cash	33,750	$5.2700

33,750	3/31/1994	0	$0.00				112,250

112,500		0	$0.00

Options and Awards Summary	HCC INSURANCE HOLDINGS, INC.	Page: 2
	ID: 76-0336636	File: Optsum
	13403 NORTHWEST FWY, STE 200	Date: 11/10/2006
	HOUSTON, TEXAS 77040-6094	Time: 3:29:38PM

As of: 11/10/2006
$0.0000

Stephen L Way	ID:
120 Carnarvon Drive
Houston, TX United States 77024

Option No: 00000155	Option Date: 12/15/1994	Shares: 88,500	Price: $5.6500	Plan: 921	Type: ISO	Accept Date:

VESTING SCHEDULE					TRANSACTIONS				CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

17,700	12/15/1995	0	$0.00	12/15/1999	6/17/1997	Swap	35,400	$18.7500
17,700	12/15/1996	0	$0.00	12/15/1999	12/15/1999	Cash	53,100	$8.0000

17,700	12/15/1997	0	$0.00	12/15/1999			88,500
17,700	12/15/1998	0	$0,00	12/15/1999
17,700	12/15/1999	0	$0.00	12/15/1999

88,500		0	$0,00

Option No: 00000156	Option Date: 6/20/1995	Shares: 24,000	Price: $5.1300	Plan: 95	Type: NQ	Accept Date:

VESTING SCHEDULE						TRANSACTIONS				CANCELLATIONS
Granted		Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

	2,400	6/20/1996	0	$0.00	6/20/2005	6/17/1997	Swap	2,400	$18.7500
	3,600	6/20/1997	0	$0.00	6/20/2005	12/15/1998	Swap	8,400	$11.8800
	4,800	6/20/1998	0	$0.00	6/20/2005	11/4/1999	Cash	6,000	$7.2500
	6,000	6/20/1999	0	$0.00	6/20/2005	9/27/2001	Cash	7,200	$17.0400

	7,200	6/20/2000	0	$0.00	6/20/2005			24,000

	24,000		0	$0.00

Option No: 00000651	Option Date: 1/7/1998	Shares: 450,000	Price: $11.0000	Plan: 97	Type: NQ	Accept Date:

VESTING SCHEDULE					TRANSACTIONS				CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason Shares

450,000	1/7/1998	0	$0.00	1/7/2004	12/15/1998	Swap	450,000	$11.8800

450,000		0	$0.00				450,000

Options and Awards Summary	HCC INSURANCE HOLDINGS, INC.	Page:	3
	ID:76-0336636	File:	Optsum
	13403 NORTHWEST FWY, STE 200	Date:	11/10/2006
	HOUSTON, TEXAS 77040-6094	Time:	3:29:38PM
As of: 11/10/2006
$0.0000

Stephen L Way	ID:
120 Carnarvon Drive
Houston, TX United States 77024

Option No: 00000656	Option Date: 1/7/1998	Shares: 225,000	Price: $11.0000	Plan: 97	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

225,000	12/31/1998	0	$0.00	12/31/2003	10/11/2001	Same-Day Sale	225,000	$18.6500

225,000		0	$0.00				225,000

Option No: 00000861	Option Date: 12/31/1998	Shares: 112,500	Price: $11.8300	Plan: 97	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

112,500	12/31/1998	0	$0.00	12/31/2004	9/27/2001	Same-Day Sale	112,500	$17.1000

112,500		0	$0.00				112,500

Option No: 00000875	Option Date: 2/12/1999	Shares: 300,000	Price: $10.9200	Plan: 97	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

300,000	2/12/1999	0	$0.00	2/12/2005	10/11/2001	Same-Day Sale	300,000	$18.6500

300,000		0	$0.00				300,000

Option No: 00001219	Option Date: 1/5/2000	Shares: 150,000	Price: $8.0400	Plan: 95	Type: NQ	Accept Date:

V E S T I N G S C H E D U L E					T R A N S A C T I O N S				C A N C E L L A T I O N S
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

50,001	1/1/2001	0	$0.00	12/31/2007	9/27/2001	Same-Day Sale	50,001	$17.1000
50,001	1/1/2002	0	$0.00	12/31/2007	4/12/2002	Same-Day Sale	14,550	$18.6700
49,998	1/1/2003	0	$0.00	12/31/2007	4/16/2002	Same-Day Sale	35,451	$18.5600

150,000		0	$0.00		6/30/2003	Same-Day Sale	3,450	$19.9000
					7/2/2003	Same-Day Sale	46,548	$19.9300

							150,000

Options and Awards Summary	HCC INSURANCE HOLDINGS, INC.	Page. 4
	ID: 76-0336636	File: Optsum
	13403 NORTHWEST FWY, STE 200	Date: 11/10/2006
	HOUSTON, TEXAS 77040-6094	Time: 3:29:38PM

As of: 11/10/2006
$0.0000

Stephen L Way	ID:
120 Carnarvon Drive
Houston, TX United States 77024

Option No:00001220	Option Date: 1/5/2000	Shares: 750,000	Price:$8.0400	Plan: 97	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS					CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

250,000	1/1/2001	0	$0.00	12/31/2007	9/27/2001	Same-Day Sale	249,999	$17.1000
250,000	1/1/2002	0	$0.00	12/31/2007	4/16/2002	Same-Day Sale	71,199	$18.5600
250,000	1/1/2003	0	$0.00	12/31/2007	4/17/2002	Same-Day Sale	105,150	$18.5800

750,000		0	$0.00		4/18/2002	Same-Day Sale	2,250	$18.6300
					4/19/2002	Same-Day Sale	5,850	$18.5000
					6/26/2003	Same-Day Sale	193,200	$19.8900
					6/27/2003	Same-Day Sale	63,300	$19.8800
					7/2/2003	Same-Day Sale	59,052	$19.9300

							750,000

Option No: 00001221	Option Date: 1/5/2000	Shares: 112,500	Price: $8.0400	Plan: 97	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS					CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

112,500	1/5/2000	0	$0.00	12/31/2004	9/27/2001	Same-Day Sale	112,500	$17.1000

112,500		0	$0.00				112,500

Option No: 00001737	Option Date: 7/22/2002	Shares: 22,068	Price: $13.5900	Plan: 2001	Type: ISO	Accept Date:

VESTING SCHEDULE			TRANSACTIONS					CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

7,356	12/31/2002	0	$0.00	7/22/2008	2/16/2005	Same-Day Sale	22,068	$24.3500
7,356	7/1/2003	0	$0.00	7/22/2008			22,068
7,356	7/1/2004	0	$0.00	7/22/2008

22,068		0	$0.00

	HCC INSURANCE HOLDINGS, INC.	Page: 5
Options and Awards Summary	ID:76-0336636	File: Optsum
	13403 NORTHWEST FWY, STE 200	Date: 11/10/2006
	HOUSTON, TEXAS 77040-6094	Time: 3:29:38PM
As of: 11/10/2006
$0.0000

Stephen L Way
120 Carnarvon Drive	ID:
Houston, TX United States 77024

Option No: 00001738	Option Date: 7/22/2002	Shares: 727,932	Price: $13.5900	Plan: 2001	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS						CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

292,644	12/31/2002	0	$0.00	7/22/2008	2/16/2005	Same-Day Sale	184,182	$24.3500
292,644	7/1/2003	0	$0.00	7/22/2008	2/17/2005	Same-Day Sale	251,250	$24.3300
142,644	7/1/2004	0	$0.00	7/22/2008	2/18/2005	Same-Day Sale	292,500	$24.4200

727,932		0	$0.00				727,932

Option No: 00002046	Option Date: 7/22/2005	Shares: 600,000	Price: $25.8800	Plan: 2004	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS						CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

200,000	7/22/2006	200,000	$5,176,000.00	7/22/2011
200,000	7/22/2007	0	$0.00	7/22/2011
200.000	7/22/2008	0	$0.00	7/22/2011

Total Options Exercisable:	200,000
Total Price:	$5,176,000.00
Total Potential Gain:	$0.00